                                                                     EXHIBIT 2.1




                         SECURITIES PURCHASE AGREEMENT

                                  BY AND AMONG

                         BRILLIANT HOLDING CORPORATION,

                             THE SECURITYHOLDERS OF

                         BRILLIANT HOLDING CORPORATION

                                      AND

                         AMERICAN HOMESTAR CORPORATION





                                 MARCH 6, 1997

                               TABLE OF CONTENTS


ARTICLE I.
         DEFINITIONS
                 SECTION 1.01.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -1-

ARTICLE II.
         PURCHASE AND SALE
                 SECTION 2.01.  PURCHASE AND SALE OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . -3-
                 SECTION 2.02.  PURCHASE PRICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -4-
                 SECTION 2.03.  POST-CLOSING PURCHASE PRICE ADJUSTMENTS . . . . . . . . . . . . . . . . . . . . . . . -4-
                 SECTION 2.04.  PRE-CLOSING ESCROW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -5-
                 SECTION 2.05.  ENVIRONMENTAL STUDY COST ADJUSTMENT . . . . . . . . . . . . . . . . . . . . . . . . . -5-
                 SECTION 2.06.  FURTHER ENVIRONMENTAL ADJUSTMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . -5-
                 SECTION 2.07.  SHAREHOLDER AGREEMENT TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . -6-

ARTICLE III.
         REPRESENTATIONS AND WARRANTIES
                 SECTION 3.01.  ORGANIZATION AND GOOD STANDING; QUALIFICATION . . . . . . . . . . . . . . . . . . . . -6-
                 SECTION 3.02.  CAPITALIZATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -6-
                 SECTION 3.03.  CORPORATE RECORDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -7-
                 SECTION 3.04.  AUTHORIZATION AND VALIDITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -7-
                 SECTION 3.05.  WHOLLY-OWNED SUBSIDIARIES AND PARTIALLY-OWNED ENTITIES  . . . . . . . . . . . . . . . -7-
                 SECTION 3.06.  NO VIOLATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -8-
                 SECTION 3.07.  CONSENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -8-
                 SECTION 3.08.  FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -8-
                 SECTION 3.09.  LIABILITIES AND OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-
                 SECTION 3.10.  EMPLOYEE MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-
                 SECTION 3.11.  EMPLOYEE BENEFIT PLANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -10-
                 SECTION 3.12.  ABSENCE OF CERTAIN CHANGES  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -12-
                 SECTION 3.13.  TITLE; LEASED ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -13-
                 SECTION 3.14.  COMMITMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -14-
                 SECTION 3.15.  INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -16-
                 SECTION 3.16.  PROPRIETARY RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -16-
                 SECTION 3.17.  TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -17-
                 SECTION 3.18.  COMPLIANCE WITH LAWS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -18-
                 SECTION 3.19.  FINDER'S FEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -18-
                 SECTION 3.20.  LITIGATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -18-
                 SECTION 3.21.  ACCURACY OF INFORMATION FURNISHED . . . . . . . . . . . . . . . . . . . . . . . . .  -18-
                 SECTION 3.22.  INVENTORY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -18-
                 SECTION 3.23.  BOOKS OF ACCOUNT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -18-
                 SECTION 3.24.  BACKLOG . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -19-

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
                 SECTION 3.25.  DISTRIBUTIONS AND REPURCHASES . . . . . . . . . . . . . . . . . . . . . . . . . . .  -19-
                 SECTION 3.26.  CUSTOMERS AND SUPPLIERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -19-
                 SECTION 3.27.  PRODUCT WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -19-
                 SECTION 3.28.  BANKING RELATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -19-
                 SECTION 3.29.  OWNERSHIP INTERESTS OF INTERESTED PERSONS . . . . . . . . . . . . . . . . . . . . .  -20-
                 SECTION 3.30.  ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -20-
                 SECTION 3.31.  CERTAIN PAYMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -20-
                 SECTION 3.32.  GOVERNMENT INQUIRIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -20-
                 SECTION 3.33.  DEALER INCENTIVES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -21-
                 SECTION 3.34.  OSHA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -21-
                 SECTION 3.35.  D&T POOLING LETTER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -21-
                 SECTION 3.36.  D&T SEPTEMBER AUDIT DELIVERY  . . . . . . . . . . . . . . . . . . . . . . . . . . .  -21-

ARTICLE III-A
         REPRESENTATIONS AND WARRANTIES OF THE SECURITYHOLDERS
                 SECTION 3.01-A.  OWNERSHIP OF THE STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -21-
                 SECTION 3.02-A.  AUTHORIZATION AND VALIDITY  . . . . . . . . . . . . . . . . . . . . . . . . . . .  -21-
                 SECTION 3.03-A.  NO VIOLATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
                 SECTION 3.04-A.  CONSENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
                 SECTION 3.05-A.  TAX RELATED MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
                 SECTION 3.06-A.  FINDER'S FEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
                 SECTION 3.07-A.  STATUS OF SECURITYHOLDER  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-

ARTICLE IV.
         REPRESENTATIONS AND WARRANTIES OF PURCHASER
                 SECTION 4.01.  ORGANIZATION AND GOOD STANDING  . . . . . . . . . . . . . . . . . . . . . . . . . .  -23-
                 SECTION 4.02.  AUTHORIZATION AND VALIDITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -23-
                 SECTION 4.03.  NO VIOLATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -23-
                 SECTION 4.04.  FINDER'S FEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -24-
                 SECTION 4.05.  AUTHORIZATION FOR AHC SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . .  -24-
                 SECTION 4.06.  SEC REPORTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -24-
                 SECTION 4.07.  FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -24-
                 SECTION 4.08.  STATUS OF PURCHASER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -24-
                 SECTION 4.09.  ACCURACY OF INFORMATION FURNISHED . . . . . . . . . . . . . . . . . . . . . . . . .  -25-

ARTICLE V.
         THE CORPORATION'S AND SECURITYHOLDERS' COVENANTS
                 SECTION 5.01.  CONSUMMATION OF AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -25-
                 SECTION 5.02.  BUSINESS OPERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -25-
                 SECTION 5.03.  ACCESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-
                 SECTION 5.04.  ENVIRONMENTAL AUDITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-
                 SECTION 5.05.  MATERIAL CHANGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-
                 SECTION 5.06.  EMPLOYEE MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-
                 SECTION 5.07.  EMPLOYEE BENEFIT PLANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-

                 SECTION 5.08.  CONTRACTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -27-
                 SECTION 5.09.  CAPITAL ASSETS; PAYMENTS OF LIABILITIES . . . . . . . . . . . . . . . . . . . . . .  -27-
                 SECTION 5.10.  MORTGAGES, LIENS AND GUARANTIES . . . . . . . . . . . . . . . . . . . . . . . . . .  -27-
                 SECTION 5.11.  NO NEGOTIATION WITH OTHERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -27-
                 SECTION 5.12.  HSR ACT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -27-

ARTICLE VI.
         PURCHASER'S COVENANTS
                 SECTION 6.01.  CONSUMMATION OF AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -28-
                 SECTION 6.02.  HSR ACT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -28-
                 SECTION 6.03.  DUE DILIGENCE REVIEW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -28-

ARTICLE VII.
         PURCHASER'S CONDITIONS PRECEDENT
                 SECTION 7.01.  PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -28-
                 SECTION 7.02.  HSR ACT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -28-
                 SECTION 7.03.  APPROVALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -29-
                 SECTION 7.04.  ESCROW DELIVERIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -29-
                 SECTION 7.05.  ABSENCE OF DEFAULTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -29-
                 SECTION 7.06.  ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -29-
                 SECTION 7.07.  CLOSING DELIVERIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -29-

ARTICLE VIII.
         THE CORPORATION'S AND SECURITYHOLDERS' CONDITIONS PRECEDENT
                 SECTION 8.01.  PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -29-
                 SECTION 8.02.  HSR ACT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -30-
                 SECTION 8.03.  CLOSING DELIVERIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -30-
                 SECTION 8.04.  AHC STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -30-
                 SECTION 8.05.  CONSENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -30-

ARTICLE IX.
         CLOSING DELIVERIES
                 SECTION 9.01.  DELIVERIES OF THE CORPORATION AND SECURITYHOLDERS . . . . . . . . . . . . . . . . .  -30-
                 SECTION 9.02.  DELIVERIES OF PURCHASER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -31-

ARTICLE X.
         REMEDIES
                 SECTION 10.01.  INDEMNIFICATION BY SECURITYHOLDERS . . . . . . . . . . . . . . . . . . . . . . . .  -31-
                 SECTION 10.02.  INDEMNIFICATION BY PURCHASER . . . . . . . . . . . . . . . . . . . . . . . . . . .  -33-
                 SECTION 10.03.  CONDITIONS OF INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . .  -33-
                 SECTION 10.04.  WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -34-
                 SECTION 10.05.  INDEMNIFICATION EXCLUSIVE REMEDY . . . . . . . . . . . . . . . . . . . . . . . . .  -34-
                 SECTION 10.06.  COSTS, EXPENSES AND LEGAL FEES . . . . . . . . . . . . . . . . . . . . . . . . . .  -34-
                 SECTION 10.07.  SPECIFIC PERFORMANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -35-

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
                 SECTION 10.08.  INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -35-
                 SECTION 10.09.  SEPTEMBER INCOME STATEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -35-
                 SECTION 10.10.  POOLING LETTER NONDELIVERY . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -35-

ARTICLE XI.
         TERMINATION
                 SECTION 11.01.  TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -36-

ARTICLE XII.
         MISCELLANEOUS
                 SECTION 12.01.  AMENDMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -36-
                 SECTION 12.02.  ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -36-
                 SECTION 12.03.  PARTIES IN INTEREST; NO THIRD PARTY BENEFICIARIES  . . . . . . . . . . . . . . . .  -36-
                 SECTION 12.04.  ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -37-
                 SECTION 12.05.  SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -37-
                 SECTION 12.06.  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS  . . . . . . . . . . . . . .  -37-
                 SECTION 12.07.  FEES, EXPENSES AND OTHER PAYMENTS  . . . . . . . . . . . . . . . . . . . . . . . .  -37-
                 SECTION 12.08.  GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -38-
                 SECTION 12.09.  CAPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -38-
                 SECTION 12.10.  GENDER AND NUMBER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -38-
                 SECTION 12.11.  CONFIDENTIALITY; PUBLICITY AND DISCLOSURES . . . . . . . . . . . . . . . . . . . .  -38-
                 SECTION 12.12.  NOTICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -39-
                 SECTION 12.13.  FURTHER INSTRUMENTS OF TRANSFER  . . . . . . . . . . . . . . . . . . . . . . . . .  -39-
                 SECTION 12.14.  COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -39-
                 SECTION 12.15.  FORM OF INDEMNIFICATION PAYMENT BY PURCHASER . . . . . . . . . . . . . . . . . . .  -39-
                 SECTION 12.16.  KNOWLEDGE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -39-

                         SECURITIES PURCHASE AGREEMENT


         This Securities Purchase Agreement (the "Agreement"), dated as of March 6, 1997, is by and among Brilliant Holding Corporation, a Delaware corporation (the "Corporation"), the holders of all of the outstanding securities of the Corporation as set forth as Schedule 3.02 (collectively, the "Securityholders"), and American Homestar Corporation, a Texas corporation ("Purchaser").


                             W I T N E S S E T H :


         WHEREAS, Securityholders hold all of the issued and outstanding securities of the Corporation, which securities are listed on Schedule 3.02 (the "Securities"), and desire to sell, and Purchaser desires to purchase, the Securities (other than the Corporation Options (as defined herein), which shall be exchanged for AHC Options (as defined herein));

         NOW, THEREFORE, in consideration of the mutual representations and warranties and covenants contained in the Agreement, and on the terms and subject to the conditions set forth herein, the parties agree to the following:


                                   ARTICLE I.

                                  DEFINITIONS

         SECTION 1.01. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

         (a)     "AHC Options" shall have the meaning set forth in Section
2.02.

         (b)     "AHC Shares" shall have the meaning set forth in Section 2.02.

         (c) "AHC Stock" shall mean the common stock, par value $0.05 per share, of Purchaser.

         (d)     "AHC Securities" shall have the meaning set forth in Section
2.02.

         (e)     "Cash Compensation" shall have the meaning set forth in
Section 3.10(a).

         (f) "Closing" shall mean the closing of the transactions contemplated by this Agreement, which shall occur at 10:00 a.m., local time, on the Closing Date in the offices of Jackson & Walker, Suite 6000, 901 Main Street, Dallas, Texas 75202, or at such other time and place as shall be mutually agreed in writing by the parties hereto.

         (g) "Closing Date" shall mean the day of the Closing, which shall be on June 1, 1997, or such other date as may be mutually agreed in writing by the parties hereto.

         (h) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (i)     "Commitments" shall have the meaning set forth in Section
3.14(a).

         (j)     "Compensation Plans" shall have the meaning set forth in
Section 3.10(b).

         (k) "Confidential Information" shall mean all trade secrets and other confidential and/or proprietary information of the particular person, including information derived from reports, investigations, research, work in progress, codes, software, marketing and sales programs, financial projections, cost summaries, pricing formula, contract analyses, financial information, projections, maps, confidential filings with any state or federal agency, and all other concepts, know-how, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of such person by its employees, officers, directors, agents, representatives, or consultants.

         (l) "Controlled Group" shall have the meaning set forth in Section 3.11(d).

         (m)     "Corporation Options" shall have the meaning set forth in
Section 2.02.

         (n)     "Damages" shall have the meaning set forth in Section 10.01.

         (o)     "Employee Benefit Plan" shall have the meaning set forth in
Section 3.11(a).

         (p) "Employee Policies and Procedures" shall have the meaning set forth in Section 3.10(d).

         (q)     "Employment Agreements" shall have the meaning set forth in
Section 3.10(c).

         (r)     "Environmental Laws" shall have the meaning set forth in
Section 3.30.

         (s) "Escrow Agreement" shall mean that certain Escrow Agreement, by and among Purchaser, the Corporation, the Securityholders and David A. Stockton, Kilpatrick Stockton LLP, the form of which is set forth in Exhibit A attached hereto.

         (t)     "Financial Statements" shall have the meaning set forth in
Section 3.08.

         (u) "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board and Securities and Exchange Commission or in such other statements by such other entity or other practices and procedures as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

         (v) "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         (w) "Indemnification Escrow Agreement" shall mean that certain Indemnification Escrow Agreement, by and among Purchaser, the Securityholders and the escrow agent named therein, the form of which is attached hereto as Exhibit C.

         (x) "Ordinary course of business" means the usual and customary way in which the Corporation has conducted its business in the past.

         (y)     "Personal Property" shall have the meaning set forth in
Section 3.13(b).

         (z)     "Proprietary Rights" shall have the meaning set forth in
Section 3.16(a).

         (aa)    "Purchaser" has the meaning set forth in the preamble.

         (bb)    "Purchase Price" shall have the meaning set forth in Section
2.02.

         (cc)    "Real Property" shall have the meaning set forth in Section
3.13(a).

         (dd) "Registration Rights Agreement" shall mean that certain Registration Rights Agreement, by and among the Purchaser and the Securityholders, the form of which is attached hereto as Exhibit B.

         (ee)    "Remediation Estimate" shall have the meaning set forth in
Section 2.06.

         (ff) "September Balance Sheet" shall mean the audited consolidated balance sheet of the Corporation as at September 30, 1996.

         (gg)    "Securities" has the meaning set forth in the preamble.

         (hh)    "Securityholders" has the meaning set forth in the preamble.

         (ii)    "Subsidiary" shall have the meaning set forth in Section 3.05.

                                  ARTICLE II.

                               PURCHASE AND SALE

         SECTION 2.01. PURCHASE AND SALE OF SECURITIES. Subject to and upon the terms and conditions contained herein, at the Closing, Securityholders shall sell, transfer, assign, convey and deliver to Purchaser, free and clear of all adverse claims, security interests, liens, claims and encumbrances and Purchaser shall purchase, accept and acquire from Securityholders, the Securities. The parties hereto agree that they intend for the transactions described herein to qualify for a pooling of interests. Deloitte & Touche L.L.P. ("D&T") and KPMG Peat Marwick L.L.P. ("KPMG") have delivered to Purchaser as of the date hereof opinion letters confirming that, in the case of the letter from D&T that the Corporation is a poolable entity and in the case of the letter from KPMG that the transactions contemplated hereby qualify for pooling of interest accounting treatment (the "Pooling Letters"), which letters Purchaser acknowledges are satisfactory.

         SECTION 2.02. PURCHASE PRICE. Subject to adjustments as provided in this Agreement, the aggregate purchase price for the Securities (the "Purchase Price") shall be equal to 568,919 shares (the "AHC Shares") of AHC Stock, and options to purchase 31,081 shares of AHC Stock, which options shall be in the form of Exhibit D attached hereto (the "AHC Options") and shall be exchanged for all currently outstanding stock options of the Corporation (the "Corporation Options"), which Corporation Options shall be deemed to be canceled as of the Closing. The AHC Shares shall be divided among the Securityholders as provided in Schedule 2.02 under the heading Stock Recipients and the AHC Options shall be issued to the individuals as set forth on Schedule
2.02 under the heading Option Recipients. The AHC Shares and AHC Options are sometimes collectively referred to herein as the "AHC Securities".

         SECTION 2.03.  POST-CLOSING PURCHASE PRICE ADJUSTMENTS.

         (a) Subject to paragraph (c) below and the Indemnification Escrow Agreement, at the Closing, 56,892 AHC Shares and 3,108 AHC Options (representing up to 10% of the Purchase Price, subject to adjustment as provided in Sections 2.05, 2.06, 7.06 and 12.07) shall be delivered to the Escrow Agent (as defined in the Indemnification Escrow Agreement) to indemnify Purchaser for the matters set forth on Schedule 2.03(a), which Schedule shall set forth the specific matters to be indemnified against (including, without limitation, pending litigation matters, environmental matters, classes of defects in homes under Subpart I of the National Manufactured Housing Code or such other classes of defects), the number of AHC Securities from the Purchase Price allocated to each matter and the period of indemnification. The parties acknowledge that claims made under the Indemnification Escrow Agreement with respect to AHC Securities held as a result of this Section 2.03(a) will be made by the respective dates (with respect to the indicated amounts) set forth on
Schedule 2.03(a).

         On or prior to Closing, Schedule 2.03(a) shall be amended by Purchaser to include a specific allocation of AHC Securities to each specific contingency and the period of time that the

AHC Securities shall be maintained in escrow; provided, that if the Corporation does not agree that the number of AHC Securities and period of time relating to any such matter is reasonably related to the exposure of the Corporation arising out of such matter or the period of time within which it is reasonably expected that such matter should be resolved, the parties shall submit the matter to D&T and KPMG for their determination by mutual agreement, unless such matter is, or is in the process of being, determined under Section 2.06. If D&T and KPMG are unable to resolve such matter within thirty (30) days thereafter, they shall submit such matter to Price Waterhouse, LLP (the "Final Arbitrator") for resolution, whose determination shall be final and binding on the parties. The costs of D&T and fifty percent (50%) of the costs of the Final Arbitrator shall be borne by the Securityholders, and the costs of KPMG and fifty percent (50%) of the costs of the Final Arbitrator shall be borne by Purchaser.

         (b) Subject to paragraph (c) below and the Indemnification Escrow Agreement, at the Closing an additional 56,892 AHC Shares and 3,108 AHC Options (representing 10% of the Purchase Price, subject to adjustment as provided in Sections 2.05, 2.06, 7.06 and 12.07) shall be delivered to the Escrow Agent to indemnify Purchaser for breaches of covenants, agreements, representations and warranties under this Agreement as provided in the Indemnification Escrow Agreement.

         (c) The maximum percentages of the AHC Securities to be escrowed under the Indemnification Escrow Agreement shall be 20%, subject only to Sections 7.06 and 12.07 below. For purposes of any adjustments pursuant to this Section 2.03, Section 2.05 or Section 2.06, the AHC Securities held in escrow shall be deemed to have a value of $19.20 per share or share equivalent (as the case may be); for the purpose of any indemnification claims under the Indemnification Escrow Agreement, AHC Securities held in escrow shall be deemed to have the value as determined under the Indemnification Escrow Agreement.

         SECTION 2.04. PRE-CLOSING ESCROW. Concurrent with the execution and delivery of this Agreement by the parties hereto, the parties to the Escrow Agreement shall have executed and delivered the same; and the Securityholders shall have deposited with the escrow agent under the Escrow Agreement the items described therein, including General Releases, in the form attached hereto as Exhibit E, as executed by each Securityholder, and to be dated as of the Closing Date.

         SECTION 2.05. ENVIRONMENTAL STUDY COST ADJUSTMENT. In connection with the transactions contemplated by this Agreement, the Purchaser has retained Environmental Management & Engineers, Inc. ("EME") to prepare environmental investigations with respect to the property owned and leased by the Corporation (the "Initial Investigations") and has ordered or shall order certain further environmental studies (the "Additional Investigations") if recommended by EME and agreed to by the Corporation's environmental consultant, Williams Engineering, Inc. ("Williams"). The Purchase Price shall be reduced by the amount equal to the costs for such Investigations and Additional Investigations to the extent that such Investigations and Additional Investigations go beyond the type of investigations that would typically be considered Phase I investigations (with EME and Williams determining what portion of the Investigations and Additional Investigations exceed Phase I investigations).

         SECTION 2.06. FURTHER ENVIRONMENTAL ADJUSTMENT. The Purchaser agrees that it will allocate under Schedule 2.03(a) an amount equal to the cost or estimated cost to remediate the environmental matters affecting the Corporation (including all matters described in the documents listed on Schedule 3.30) (the "Remediation Estimate") up to $500,000; provided, that if the Remediation Estimate (which shall be determined prior to Closing) exceeds $500,000, the Purchase Price shall be automatically reduced by the following amount: the Remediation Estimate minus $500,000 (provided that the Purchase Price shall not be reduced by more than $500,000 under this paragraph, except as may be agreed to in the future as contemplated by Section 7.06). In the event that EME and Williams do not agree on the Remediation Estimate, the final determination of the Remediation Estimate shall be made by an environmental remediation firm selected by EME and Williams The parties acknowledge that EME and Williams will be requested to assign to the Remediation Estimate a single dollar value and not a dollar range.

         SECTION 2.07. SHAREHOLDER AGREEMENT TERMINATION. Each of the Securityholders and the Corporation hereby agree that upon the Closing, that certain Shareholders Agreement, by and among the Corporation and each of the capital stockholders of the Corporation effective as of October 19, 1994, shall automatically terminate without the need for any further action and with such termination effective immediately prior to the Closing.


                                  ARTICLE III.

               REPRESENTATIONS AND WARRANTIES OF THE CORPORATION


          The Corporation represents and warrants that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

         SECTION 3.01. ORGANIZATION AND GOOD STANDING; QUALIFICATION. The Corporation and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this
Agreement and to consummate the transactions contemplated hereby.   The
Corporation and each Subsidiary is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary, which jurisdictions are listed in Schedule 3.01, except where the failure to be qualified or licensed would not have a material adverse effect on the business of the Corporation and the Subsidiaries, taken as a whole. Neither the Corporation nor any Subsidiary has any assets, employees or offices in any state other than the states listed in
Schedule 3.01.

         SECTION 3.02. CAPITALIZATION. The authorized and issued capital stock of the Corporation and the ownership interests of the Securityholders is set forth on Schedule 3.02. No shares of the capital stock of the Corporation are held in the treasury of the Corporation. All of issued and outstanding shares of capital stock of the Corporation are duly authorized, validly issued, fully paid and nonassessable. Except as set forth on Schedule 3.02, there exist no options, warrants, subscriptions or other rights to purchase, or securities convertible into or exchangeable for, the capital stock of the Corporation. Except as set forth on Schedule 3.02, neither Securityholders nor the Corporation are parties to or bound by, nor do they have any knowledge of, any agreement (except this Agreement and the other agreements executed in connection herewith), instrument, arrangement, contract, obligation, commitment or understanding of any character, whether written or oral, express or implied, relating to the sale, assignment, encumbrance, conveyance, transfer or delivery of any capital stock of the Corporation. No shares of capital stock of the Corporation have been issued or disposed of in violation of the preemptive rights of any of the Corporation's shareholders. All accrued dividends on the capital stock of the Corporation, whether or not declared, have been paid in full.

         SECTION 3.03. CORPORATE RECORDS. The copies of the Certificate of Incorporation and the Bylaws of the Corporation and each Subsidiary that have been delivered to Purchaser are true, correct and complete copies thereof, as in effect on the date hereof. The minute books of the Corporation and each Subsidiary, copies of which have been delivered to Purchaser, contain accurate minutes of all meetings of, and accurate consents to all actions taken without meetings by, the Board of Directors (and any committees thereof) and the stockholders of the Corporation and its Subsidiaries since their formation.

         SECTION 3.04. AUTHORIZATION AND VALIDITY. The execution, delivery and performance by the Corporation of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by the Corporation. This Agreement and each other agreement contemplated hereby to which it is a party have been or will be as of the Closing Date duly executed and delivered by the Corporation and constitute or will constitute legal, valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. The sale of the Securities by the Securityholders to Purchaser will not impair the ability or authority of the Corporation or any Subsidiary to carry on their respective businesses as now conducted in any respect.

         SECTION 3.05.  WHOLLY-OWNED SUBSIDIARIES AND PARTIALLY-OWNED ENTITIES.

         (a) Except as set forth on Schedule 3.05 under the heading "Subsidiaries," the Corporation does not have any wholly-owned subsidiaries (each entity listed on Schedule 3.05 under the heading "Subsidiaries" shall be deemed to be a "Subsidiary" and collectively, the "Subsidiaries"). Except as set forth on Schedule 3.05 under the heading "Partially-Owned Entities" and except for the Subsidiaries, the Corporation does not own, directly or indirectly, any of the capital stock of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity (each entity listed on Schedule 3.05 under the heading "Partially-Owned Entities" shall be deemed a "Partially-Owned Entity" and collectively the "Partially Owned Entities").

         (b) No securities of the Subsidiaries are held in the treasury of the respective Subsidiaries. The securities of each Subsidiary were duly authorized, validly issued, fully paid and nonassessable. Except as set forth on Schedule 3.05, there exist no options, warrants, subscriptions or other rights to purchase, or securities convertible into or exchangeable for, the securities of any Subsidiary. None of the securities of the Subsidiaries were issued in violation of the preemptive rights of any of the Subsidiaries' securityholders. All accrued dividends on the securities of the Subsidiaries, whether or not declared, have been paid in full. Except as set forth on
Schedule 3.05, neither the Securityholders nor the Corporation are parties to or bound by, nor do they have any knowledge of, any agreement, instrument, arrangement, contract, obligation, commitment or understanding of any character, whether written or oral, expressed or implied, relating to the sale, assignment, encumbrance, conveyance, transfer or delivery of any securities of any of the Subsidiaries. Except as set forth on Schedule 3.05, the Corporation has good, valid and marketable title to the securities of the Subsidiaries free and clear of all liens, claims or encumbrances of any kind except for liens for taxes not yet due and payable.

         (c)     To the knowledge of the Corporation and the Securityholders,
(i) no securities of the Partially-Owned Entities are held in the treasury of the respective Partially-Owned Entities; (ii) the securities of each Partially-Owned Entity were duly authorized, validly issued, fully paid and nonassessable; (iii) except as set forth on Schedule 3.05, there exist no options, warrants, subscriptions or other rights to purchase, or securities convertible into or exchangeable for, the securities of any Partially-Owned Entity; (iv) none of the securities of the Partially-Owned Entities were issued in violation of the preemptive rights of any of the Partially-Owned Entities' securityholders; and (v) all accrued dividends on the securities of the Partially-Owned Entities, whether or not declared, have been paid in full. Except as set forth on Schedule 3.05, neither the Securityholders nor the Corporation are parties to or bound by, nor do they have any knowledge of, any agreement, instrument, arrangement, contract, obligation, commitment or understanding of any character, whether written or oral, expressed or implied, relating to the sale, assignment, encumbrance, conveyance, transfer or delivery of any securities of any of the Partially-Owned Entities. Except as set forth on Schedule 3.05, the Corporation has good, valid and marketable title to the securities of the Partially-Owned Entities free and clear of all liens, claims or encumbrances of any kind except for liens for taxes not yet due and payable.

         SECTION 3.06. NO VIOLATION. Neither the execution, delivery or performance of this Agreement or the other agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (a) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, the Certificate of Incorporation or Bylaws of the Corporation or any Subsidiary or any agreement, indenture or other instrument under which the Corporation or any Subsidiary is bound or to which the Securities or any of the assets of the Corporation or any Subsidiary are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon the Securities or any of the assets of the Corporation or any Subsidiary, or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Corporation or any Subsidiary, the Securities or the assets of the Corporation or any Subsidiary. The Corporation and each Subsidiary has complied with all laws, regulations and licensing requirements and has filed with the proper authorities all necessary statements and reports.

         SECTION 3.07. CONSENTS. Except as set forth in Schedule 3.07, no consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of the Corporation.

         SECTION 3.08. FINANCIAL STATEMENTS. The Corporation has furnished to Purchaser the audited consolidated balance sheet and related audited statements of income, retained earnings and cash flows for each of the twelve-months ended December 31 for the 1994 and 1995 fiscal years and the draft audited consolidated balance sheet and related draft audited statements of income, retained earnings and cash flows (attached hereto as Exhibit H) for the twelve-months ended September 30, 1996, including in each case the notes thereto, as well as unaudited consolidated balance sheets for and related unaudited consolidated statements of income, retained earnings and cash flows for the months of October and November, 1996 (collectively, the "Financial Statements"). The Financial Statements are true, correct and complete, are in accordance with the books and records of the Corporation and the Subsidiaries, fairly present the consolidated financial condition and results of operations of the Corporation and the Subsidiaries as of the dates and for the periods indicated and have been prepared in conformity with GAAP applied on a consistent basis with prior periods (except that unaudited statements may not contain notes and are subject to normal non-material year-end audit adjustments and accruals).

         SECTION 3.09.  LIABILITIES AND OBLIGATIONS.  Except as set forth in
Schedule 3.09, the Financial Statements reflect all liabilities of the Corporation and the Subsidiaries accrued, contingent or otherwise (known or unknown and asserted or unasserted), arising out of transactions effected or events occurring on or prior to the date thereof. All reserves shown in the Financial Statements are appropriate, reasonable and sufficient to provide for losses thereby contemplated. Except as set forth in the Financial Statements or on Schedule 3.09 hereto, neither the Corporation nor any Subsidiary is liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any other person, corporation, association, partnership, joint venture, trust or other entity.

         SECTION 3.10.  EMPLOYEE MATTERS.

         (a) CASH COMPENSATION. Schedule 3.10(a) contains a complete and accurate list of the names, titles and cash compensation, including without limitation wages, salaries, bonuses (discretionary and formula) and other cash compensation (the "Cash Compensation") of all executive management of the Corporation and each Subsidiary, regardless of compensation levels, and all salaried employees of the Corporation and each Subsidiary. In addition,
Schedule 3.10(a) contains a complete and accurate description of (i) all increases in Cash Compensation of such employees during the current and immediately preceding fiscal years of the Corporation and each Subsidiary and (ii) any promised increases in Cash Compensation of such employees that have not yet been effected.

         (b) COMPENSATION PLANS. Schedule 3.10(b) contains a complete and accurate list of all compensation plans, arrangements or practices (the "Compensation Plans") sponsored by the Corporation and each Subsidiary or to which the Corporation or any Subsidiary contributes on behalf of its employees, other than Employee Benefit Plans listed in Schedule 3.11(a). The Compensation Plans include without limitation plans, arrangements or practices that provide for severance pay, deferred compensation, incentive, bonus or performance awards, and stock ownership or stock options. Attached hereto as part of
Schedule 3.10(b) is a list of each written Compensation Plan, each of which has been provided to Purchaser, and a written description of each unwritten Compensation Plan. Each of the Compensation Plans can be terminated or amended at will by the Corporation or the Subsidiaries (as the case may be).

         (c) EMPLOYMENT AGREEMENTS. Schedule 3.10(c) contains a complete and accurate list of all employment agreements (the "Employment Agreements") to which the Corporation or any Subsidiary is a party with respect to its employees. The Employment Agreements include without limitation employee leasing agreements, employee services agreements and noncompetition agreements. The Corporation has provided Purchaser a copy of each written Employment Agreement and a written description of each unwritten Employment Agreement.

         (d) EMPLOYEE POLICIES AND PROCEDURES. Schedule 3.10(d) contains a complete and accurate list of all employee manuals, policies, procedures and work-related rules (the "Employee Policies and Procedures") that apply to employees of the Corporation or the Subsidiaries. The Corporation has provided Purchaser a copy of all written Employee Policies and Procedures and a written description of all unwritten Employee Policies and Procedures. Each of the Employee Policies and Procedures can be amended or terminated at will by the Corporation or the Subsidiaries (as the case may be).

         (e) UNWRITTEN AMENDMENTS. No unwritten amendments have been made, whether by oral communication, pattern of conduct or otherwise, with respect to any Compensation Plans, Employment Agreements or Employee Policies and Procedures.

         (f) LABOR COMPLIANCE. The Corporation and each Subsidiary (i) has been and is in compliance with all laws, rules, regulations and ordinances respecting employment and employment practices, terms and conditions of employment and wages and hours, and (ii) is not liable for any arrears of wages or penalties for failure to comply with any of the foregoing. Neither the Corporation nor any Subsidiary has engaged in any unfair labor practice or discriminated on the basis of race, color, religion, sex, national origin, age or handicap in its employment conditions or practices. There are no (i) unfair labor practice charges or complaints or racial, color, religious, sex, national origin, age or handicap discrimination charges or complaints pending or, to the knowledge of the Corporation, threatened against the Corporation or any Subsidiary before any federal, state or local court, board, department, commission or agency nor does any basis therefor exist or (ii) existing or, to the knowledge of the Corporation, threatened labor strikes, disputes, grievances, controversies or other labor troubles affecting the Corporation or any Subsidiary nor does any basis therefor exist.

         (g) UNIONS; ALIENS. Neither the Corporation nor any Subsidiary has ever been a party to any agreement with any union, labor organization or collective bargaining unit. No employees of the Corporation or any Subsidiary are represented by any union, labor organization or collective bargaining unit. To the best knowledge of the Corporation, the employees of the Corporation and the Subsidiaries have no intention to and have not threatened to organize or join a union, labor organization or collective bargaining unit. All employees of the Corporation and each Subsidiary are citizens of, or are authorized to be employed in, the United States.

         SECTION 3.11.  EMPLOYEE BENEFIT PLANS.

         (a) IDENTIFICATION. Schedule 3.11(a) contains a complete and accurate list of all employee benefit plans (the "Employee Benefit Plans") (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) sponsored by the Corporation and any Subsidiary or to which the Corporation or any Subsidiary contributes on behalf of its employees and all Employee Benefit Plans previously sponsored or contributed to on behalf of its employees within the three years preceding the date hereof. The Corporation has provided Purchaser with copies of all plan documents, determination letters, pending determination letter applications, trust instruments, insurance contracts, administrative services contracts, annual reports, actuarial valuations, summary plan descriptions, summaries of material modifications, administrative forms and other documents that constitute a part of or are incident to the administration of the Employee Benefit Plans. In addition, the Corporation has provided Purchaser a written description of all existing practices engaged in by the Corporation that constitute Employee Benefit Plans. Each of the Employee Benefit Plans can be terminated or amended at will by the Corporation or any Subsidiary (as the case may be). No unwritten amendment exists with respect to any Employee Benefit Plan. Neither the Corporation, any Subsidiary nor any member of a Controlled Group is or ever has been obligated to contribute to a multiemployer plan within the meaning of Section 3(37) of ERISA.

         (b) ADMINISTRATION. Each Employee Benefit Plan has been administered and maintained in compliance with all laws, rules and regulations. No Employee Benefit Plan is currently the subject of an audit, investigation, enforcement action or other similar proceeding conducted by any state or federal agency. No prohibited transactions (within the meaning of Section 4975 of the Code) have occurred with respect to any Employee Benefit Plan. No threatened or pending claims, suits or other proceedings exist with respect to any Employee Benefit Plan other than normal benefit claims filed by participants or beneficiaries.

         (c) QUALIFICATION. The Corporation has received a favorable determination letter or ruling from the Internal Revenue Service for each Employee Benefit Plan intended to be qualified within the meaning of Section 401(a) of the Code and/or tax-exempt within the meaning of Section 501(a) of the Code. No proceedings exist or have been threatened that could result in the revocation of any such favorable determination letter or ruling.

         (d) FUNDING STATUS. No accumulated funding deficiency (within the meaning of Section 412 of the Code), whether waived or unwaived, exists with respect to any Employee Benefit Plan or any plan sponsored by any member of a controlled group (within the meaning of Section 412(n)(6)(B) of the Code) in which the Corporation is a member (a "Controlled Group"). With respect to each Employee Benefit Plan subject to Title IV of ERISA, the assets of each such plan are at least equal in value to the present value of accrued benefits determined on an ongoing basis as of the date hereof. With respect to each Employee Benefit Plan described in Section 501(c)(9) of the Code, the assets of each such plan are at least equal in value to the present value of accrued benefits as of the date hereof. To the Corporation's knowledge, none of the Employee Benefit Plans are subject to actuarial assumptions.

         (e) EXCISE TAXES; PBGC. Neither the Corporation, any Subsidiary or any member of a Controlled Group has any liability to pay excise taxes with respect to any Employee Benefit Plan under applicable provisions of the Code or ERISA. No facts or circumstances exist that would result in the imposition of liability against Purchaser by the Pension Benefit Guaranty Corporation as a result of any act or omission by the Corporation, any Subsidiary or any member of a Controlled Group. No reportable event (within the meaning of Section 4043 of ERISA) for which the notice requirement has not been waived has occurred with respect to any Employee Benefit Plan subject to the requirements of Title IV of ERISA.

         (f) MEDICAL AND DENTAL CARE CLAIMS; RETIREES. The Corporation has provided to Purchaser summary claim information and reports prepared by Blue Cross Blue Shield of Alabama ("Blue Cross"), the carrier of medical and dental coverage offered by the Corporation and the Subsidiaries to employees, over certain periods indicated therein. To the Corporation's knowledge, none of the reports prepared by Blue Cross contains inaccurate information. Neither the Corporation nor any Subsidiary has any obligation or commitment to provide medical, dental or life insurance benefits to or on behalf of any of its employees who may retire or any of its former employees who have retired from employment with the Corporation or any Subsidiary.

         SECTION 3.12.  ABSENCE OF CERTAIN CHANGES.  Except as set forth in
Schedule 3.12, since September 30, 1996, neither the Corporation nor any Subsidiary has

         (a) suffered any material adverse change, whether or not caused by any deliberate act or omission of the Corporation, any Subsidiary or any Securityholder, in its condition (financial or otherwise), operations, assets, liabilities, business or prospects;

         (b) contracted for the purchase of capital assets having a cost in excess of $100,000 (individually or in the aggregate) or paid capital expenditures in excess of $100,000 (individually or in the aggregate);

         (c) incurred any indebtedness for borrowed money or issued or sold any debt securities except in the ordinary course of business;

         (d) incurred or discharged any liabilities or obligations except in the ordinary course of business;

         (e) paid any amount on any indebtedness prior to the due date, forgiven or cancelled any debts or claims or released or waived any rights or claims except in the ordinary course of business;

         (f) mortgaged, pledged or subjected to any security interest, lien, lease or other charge or encumbrance any of its properties or assets except in the ordinary course of business;

         (g) suffered any damage or destruction to or loss of any assets (whether or not covered by insurance) that has materially and adversely affected, or could materially and adversely affect, its business;

         (h) acquired or disposed of any assets except in the ordinary course of business;

         (i) written up or written down the carrying value of any of its assets;

         (j) changed the costing system or depreciation methods of accounting for its assets;

         (k) knowingly waived any material rights or forgiven any material claims;

         (l) lost or terminated any salaried employee, customer or supplier, the loss or termination of which has materially and adversely affected, or could materially and adversely affect, its business or assets;

         (m)      increased the compensation of any director or officer;

         (n) increased the compensation of any employee except in the ordinary course of business;

         (o) made any payments to or loaned any money to any person or entity referred to in Section 3.29;

         (p) formed or acquired or disposed of any interest in any corporation, partnership, joint venture or other entity;

         (q) redeemed, purchased or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of its capital stock or securities or any rights to acquire such capital stock or securities, or agreed to change the terms and conditions of any such rights;

         (r) entered into any agreement with any person or group, or modified or amended in any material respect the terms of any such existing agreement except in the ordinary course of business;

         (s)      entered into, adopted or amended any Employee Benefit Plan; or

         (t) entered into any other commitment or transaction or experienced any other event that has materially and adversely affected, or that could reasonably be expected to materially and adversely affect, the condition (financial or otherwise), operations, assets, liabilities, business or prospects of the Corporation.

         SECTION 3.13.  TITLE; LEASED ASSETS.

         (a) REAL PROPERTY. A description of all interests in real property owned by the Corporation or any Subsidiary (collectively, the "Real Property") is set forth in Schedule 3.13(a). Except as set forth in Schedule 3.13(a), the Corporation or a Subsidiary (as the case may be) has good, valid and marketable title to all the Real Property. The Real Property and the leased real property referred to in Section 3.13(c) constitute the only real property used in the conduct of the business of the Corporation and the Subsidiaries.

         (b) PERSONAL PROPERTY. Except as set forth in Schedule 3.13(b), the Corporation or a Subsidiary has good, valid and marketable title to all tangible and intangible personal property owned by it, except for liens for taxes not yet due and payable (collectively, the "Personal Property"). The Personal Property and the leased personal property referred to in Section 3.13(c) constitute the only personal property used in the conduct of the business of the Corporation and the Subsidiaries.

         (c) LEASES. A list and brief description of all leases of real and personal property to which the Corporation or any Subsidiary is a party, either as lessor or lessee, are set forth in Schedule 3.13(c). All such leases are valid and enforceable in accordance with their respective terms except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

         (d) RIGHT TO USE ASSETS. All tangible and intangible assets used in the conduct of the businesses of the Corporation and the Subsidiaries are reflected in the Financial Statements in a manner that is in conformity with GAAP applied on a consistent basis with prior periods. The Corporation and the Subsidiaries own, lease or otherwise possess a right to use all assets used in the conduct of their businesses which will not be impaired by the consummation of the transactions contemplated hereby.

         SECTION 3.14.  COMMITMENTS.

         (a) COMMITMENTS; DEFAULTS. Except as set forth in Schedule 3.14, neither the Corporation nor any Subsidiary has ever entered into, nor are the Securities, the assets or the business of the Corporation or any Subsidiary bound by, whether or not in writing, any

                 (i)      partnership or joint venture agreement;

                 (ii) deed of trust or other security agreement in respect of any obligation in excess of $5,000;

                 (iii) guaranty or suretyship, indemnification or contribution agreement or performance bond in respect of any obligation in excess of $5,000;

                 (iv) employment, consulting or compensation agreement or arrangement (other than those for normal employer/employee relationships which are terminable at will), including the election or retention in office of any director or officer;

                 (v)      labor or collective bargaining agreement;

                 (vi) debt instrument, loan agreement or other obligation relating to indebtedness for borrowed money or money lent or to be lent to another;

                 (vii) deed or other document evidencing an interest in or contract to purchase or sell real property;

                 (viii) agreement with dealers or sales or commission agents, public relations or advertising agencies, accountants or attorneys;

                 (ix) lease of real or personal property, whether as lessor, lessee, sublessor or sublessee (excluding the leases disclosed on Schedule 3.13(c)) providing for payments in excess of $10,000 in any year;

                 (x) agreement between the Corporation or any Subsidiary and any affiliate of the Corporation or any Subsidiary;

                 (xi) agreement relating to any material matter or transaction in which an interest is held by a person or entity that is an affiliate of the Corporation or any Subsidiary;

                 (xii) any agreement for the acquisition of services, supplies, equipment or other personal property and involving more than $10,000 in the aggregate;

                 (xiii)   powers of attorney;

                 (xiv)    contracts containing noncompetition covenants;

                 (xv) any other contract or arrangement that involves either an unperformed commitment in excess of $10,000 or that terminates more than 30 days after the date hereof;

                 (xvi) agreement relating to any material matter or transaction in which an interest is held by any person or entity referred to in Section 3.29;

                 (xvii) agreement providing for the purchase from a supplier of all or substantially all of the requirements of the Corporation or any Subsidiary of a particular product or service; or

                 (xviii) any other agreement or commitment not made in the ordinary course of business providing for payments in amounts or the provisions of services having a value in excess of $5,000.

All of the foregoing (whether identified on Schedule 3.14 or not) are hereinafter collectively referred to as the "Commitments." True, correct and complete copies of the written Commitments, and true, correct and complete written descriptions of the oral Commitments, have heretofore been delivered or made available to Purchaser. There are no existing defaults, events of default or events, occurrences, acts or omissions that, with the giving of notice or lapse of time or both, would constitute defaults by the Corporation or any Subsidiary, and no penalties have been incurred nor are amendments pending, with respect to the Commitments, except as described in Schedule 3.14. The Commitments are in full force and effect and are valid and enforceable obligations of the Corporation, and to the knowledge of the Corporation and the Securityholders they are valid and enforceable obligations of the other parties thereto, in accordance with their respective terms, and no defenses, off-sets or counterclaims have been asserted or, to the best knowledge of the Corporation, may be made by any party thereto, nor has the Corporation or any Subsidiary waived any rights thereunder, except as described in Schedule 3.14. Neither the Corporation nor any Subsidiary has received notice of any default with respect to any Commitment.

         (b) NO CANCELLATION OR TERMINATION OF COMMITMENT. Except as contemplated hereby, neither the Corporation nor any Subsidiary has received notice of any plan or intention of any other party to any Commitment to exercise any right to cancel or terminate any Commitment, and the Corporation does not know of any fact that would justify the exercise of such a right. Neither the Corporation nor any Subsidiary currently contemplates, or has reason to believe any other person or entity currently contemplates, any amendment or change to any Commitment. Except as listed in Schedule 3.14, none of the customers or suppliers of the Corporation or any Subsidiary has refused, or communicated that it will or intends to refuse, to purchase or supply goods or services, as the case may be, or has communicated that it will or intends to substantially reduce the amounts of goods or services that it is willing to purchase from, or sell to, the Corporation or any Subsidiary.

         SECTION 3.15. INSURANCE. The Corporation and each Subsidiary carries property, liability, workers' compensation and such other types of insurance as is customary in the industry of the insured. A list and brief description of all insurance policies of the Corporation and each Subsidiary are set forth in Schedule 3.15. All of such policies are valid and enforceable policies, issued by insurers of recognized responsibility in amounts and against such risks and losses as is customary in the industry of the insured. Such insurance shall be outstanding and duly in force without interruption up to and including the Closing Date. True, complete and correct copies of all such policies have been provided to Purchaser on or prior to the date hereof.

         SECTION 3.16.  PROPRIETARY RIGHTS.

         (a) OWNERSHIP. The Corporation and each Subsidiary own all patents, trade-marks, service marks, copyrights, technology, know-how, trade secrets, customer lists and other proprietary information (collectively, the "Proprietary Rights"), if any, necessary to conduct their respective businesses, or possess adequate licenses or other rights, if any, therefor, without conflict with the rights of others. Set forth in Schedule 3.16 is a true and correct description of the Proprietary Rights.

         (b) CONFLICTING RIGHTS OF THIRD PARTIES. The Corporation or a Subsidiary (as the case may be) has the sole and exclusive right to use the Proprietary Rights without infringing or violating the rights of any third parties. Use of the Proprietary Rights does not require the consent of any other person and the Proprietary Rights are freely transferable. No claim has been asserted against the Corporation or any Subsidiary by any person to the ownership of or right to use any Proprietary Right or challenging or questioning the validity or effectiveness of any license or agreement constituting a part of any Proprietary Right, and neither the Corporation nor any Securityholder knows of any valid basis for any such claim. Each of the Proprietary Rights is valid and subsisting, has not been cancelled, abandoned or otherwise terminated and, if applicable, has been duly issued or filed.

         (c) CLAIMS OF OTHER PERSONS. Neither the Corporation nor any Subsidiary has any knowledge of any claim that, or inquiry as to whether, any product, activity or operation of the Corporation or any Subsidiary infringes upon or involves, or has resulted in the infringement of, any proprietary right of any other person, corporation or other entity; and no proceedings have been instituted, are pending or, to the knowledge of the Corporation, are threatened that challenge the rights of the Corporation or any Subsidiary with respect thereto. Neither the Corporation nor any Subsidiary has given nor are they bound by any agreement of indemnification for any Proprietary Right as to any property manufactured, used or sold by it.

         SECTION 3.17.  TAXES.

         (a)     TAXES AND TAX RETURNS.  The representations made in this
Section 3.17(a) are modified in their entirety by the disclosure contained in
Schedule 3.17. The Corporation and each Subsidiary has duly and timely filed with the appropriate governmental agencies all income, excise, corporate, franchise, property, sales, use, payroll, withholding and other tax returns (including information returns) and reports required to be filed with the United States or any state or any political subdivision thereof or any foreign jurisdiction. All such tax returns or reports are complete and accurate and properly reflect the taxes of the Corporation and the Subsidiaries for the periods covered thereby. The Corporation and each Subsidiary has paid or accrued all taxes, penalties and interest which have become due with respect to any returns that it has filed and any assessments of which it is aware. Neither the Corporation nor any Subsidiary is delinquent in the payment of any tax, assessment or governmental charge. No tax deficiency or delinquency has been asserted against the Corporation or any Subsidiary. There is no unpaid assessment, proposal for additional taxes, deficiency or delinquency in the payment of any of the taxes of the Corporation that could be asserted by any taxing authority. There is no taxing authority audit of the Corporation or any Subsidiary pending, or to the knowledge of the Corporation or any Subsidiary threatened, and the results of any completed audits are properly reflected in the Financial Statements. Neither the Corporation or any Subsidiary has violated any federal state, local or foreign tax law. Neither the Corporation nor any Subsidiary has granted an extension to any taxing authority of the limitation period during which any tax liability may be assessed or collected. All monies required to be withheld by the Corporation or the Subsidiaries and paid to governmental agencies for all income, social security, unemployment insurance, sales excise, use and other taxes have been (i) collected or withheld and either paid to the respective governmental agencies or set aside in accounts for such purpose or (ii) properly reflected in the Financial Statements. The liabilities (including deferred taxes) shown in the Financial Statements as of September 30, 1996, and to be accrued on the books and records of the Corporation and the Subsidiaries through the Closing Date for taxes, interest and penalties are and will be adequate accruals and have been and will be accrued in a manner consistent with the practices utilized for accruing tax liabilities in the tax year ended December 31, 1995 and take into account net operating losses, investment credits and other carryovers for periods ended prior to the Closing Date.

         (b) TAX RELATED MATTERS. None of the assets of the Corporation or any Subsidiary constitute property that Purchaser, or any affiliate of Purchaser, will be required to treat as being owned by another person pursuant to the "Safe Harbor Lease" provisions of Section 168(f)(8) of the Code prior to repeal by the Tax Equity and Fiscal Responsibility Act of 1982. None of the assets of the Corporation or any Subsidiary are or will be subject to a lease to a "tax exempt entity" as such term is defined in Section 168(h)(2) of the Code. Neither the Corporation nor any Subsidiary has at any time consented to have the provisions of Section 341(f)(2) of the Code apply to it. Neither the Corporation nor any Subsidiary has voluntarily or involuntarily changed a method of accounting resulting in the Corporation's or such Subsidiary's inclusion of amounts in income pursuant to adjustments under Section 481 of the Code. The Corporation is not currently and has not been since its inception an S corporation as such term is defined in Section 1361(a) of the Code.

         SECTION 3.18. COMPLIANCE WITH LAWS. To the Corporation's knowledge, the Corporation and each Subsidiary has complied with all laws, regulations and licensing requirements and has filed with the proper authorities all necessary statements and reports. To the Corporation's knowledge, there are no existing violations by the Corporation or any Subsidiary of any federal, state or local law or regulation that could reasonably be expected to adversely affect the property or businesses of the Corporation or any Subsidiary. The Corporation and each Subsidiary possess all necessary licenses, franchises, permits and governmental authorizations to conduct their businesses as now conducted, all of which are listed in Schedule 3.18.

         SECTION 3.19. FINDER'S FEE. Except as set forth on Schedule 3.19, neither the Corporation nor any Subsidiary has incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.

         SECTION 3.20. LITIGATION. Except as described in Schedule 3.20, there are no legal actions or administrative proceedings or investigations instituted, or to the best knowledge of the Corporation threatened, against, or that could reasonably be expected to adversely affect, the Corporation or any Subsidiary, any of the Securities, or the businesses of the Corporation and the Subsidiaries. Neither the Corporation nor any Subsidiary is (a) subject to any continuing court or administrative order, writ, injunction or decree applicable specifically to the Corporation or any Subsidiary or to their respective businesses, assets, operations or employees or (b) in default with respect to any such order, writ, injunction or decree.

         SECTION 3.21. ACCURACY OF INFORMATION FURNISHED. All information furnished in writing to Purchaser by the Corporation, any Subsidiary or any Securityholder hereby or in connection with the transactions contemplated hereby, when taken as a whole, do not contain any untrue statement of a material fact or, to the knowledge of the Corporation, omit any material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

         SECTION 3.22. INVENTORY. The inventory included on the September Balance Sheet is valued in accordance with GAAP, with appropriate reserves.
The Corporation and each Subsidiary has presently, and at the Closing Date will have, the types and quantities of inventories appropriate, taken as a whole, to conduct its business consistently with past practices.

         SECTION 3.23. BOOKS OF ACCOUNT. The books of account of the Corporation and each Subsidiary have been kept accurately in the ordinary course of business, the transactions entered therein represent bona fide transactions and the revenues, expenses, assets and liabilities of the Corporation and the Subsidiaries have been properly recorded in such books.

         SECTION 3.24. BACKLOG. Schedule 3.24 sets forth the backlog of the business of the Corporation and each Subsidiary as of November 30, 1996 and has been accurately derived from the internal records of backlog of unfilled firm orders for products manufactured or sold by the Corporation and the Subsidiaries as of such date.

         SECTION 3.25. DISTRIBUTIONS AND REPURCHASES. Since September 30, 1996, no distribution, payment or dividend of any kind has been declared or paid by the Corporation on any of its capital stock. Since September 30, 1996, no repurchase of any of the capital stock of the Corporation has been approved or effected by the Corporation.

         SECTION 3.26. CUSTOMERS AND SUPPLIERS. Set forth in Schedule 3.26 is (a) a complete and accurate list of the five largest customers of the Corporation and each Subsidiary in terms of sales for each of the last two fiscal years and the current fiscal year through January 31, 1997, showing, with respect to each, the name, address and aggregate volume of sales to each customer; and (b) a complete and accurate list of the five largest suppliers of the Corporation and each Subsidiary in terms of dollar volume of transactions for each of the last two fiscal years and the current fiscal year through January 31, 1997, showing, with respect to each, the name, address and aggregate dollar volume of purchases from such supplier. The Corporation has provided to Purchaser its standard pricing information contained in the Corporation and each Subsidiary's cost books, as maintained in the ordinary course of business.

         SECTION 3.27. PRODUCT WARRANTIES. Schedule 3.27-I, which incorporates a separate annex to this Agreement, contains a copy of all warranty work orders of the Corporation or any Subsidiary as of February 21, 1997. Except as set forth in Schedule 3.27-I or Schedule 3.20, as of February 21, 1997, there is no claim asserted, or to the knowledge of the Corporation threatened, against the Corporation or any Subsidiary on account of product warranties or with respect to the manufacture, sale or rental of defective products. Schedule 3.27-II outlines the warranty reserve of the Corporation and the Subsidiaries for each manufacturing facility, and the methodology used to establish such reserve. The warranty reserve is in accordance with GAAP. The parties have reviewed and agreed upon the methodology and actual warranty experience used by the Corporation in establishing its warranty reserve on the Financial Statements. So long as the Corporation's actual warranty claims asserted or, to the knowledge of any employee of the Corporation or any employee of any Subsidiary, threatened against the Corporation or any Subsidiary as of February 21, 1997, in quantity and severity, are not materially in excess of the claims set forth in Schedule 3.27-I, there shall be no claims for Damages by Purchaser under Section 10.01 by reason of actual warranty claims exceeding or not reaching the amount reserved on the Financial Statements. There is no liability of, or claim asserted against, the Corporation resulting from the existence of a "substantial class of homes defect" that may require remediation (including, without limitation, remediation under Subpart I of the National Manufactured Housing Code of the Department of Housing and Urban Development).

         SECTION 3.28. BANKING RELATIONS. Set forth in Schedule 3.28 is a complete and accurate list of all arrangements that the Corporation or any Subsidiary has with any bank or other financial institution, indicating with respect to each relationship the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

         SECTION 3.29. OWNERSHIP INTERESTS OF INTERESTED PERSONS. To the knowledge of the Corporation, no officer, supervisory employee, director or stockholder of the Corporation or any Subsidiary, or their respective spouses or children, owns directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer or director of, any customer or supplier of the Corporation or any Subsidiary, or any organization that has a material contract or arrangement with the Corporation or any Subsidiary.

         SECTION 3.30.  ENVIRONMENTAL MATTERS.  Except as set forth in
Schedule 3.30, neither the Corporation nor any Subsidiary is currently in violation of, or subject to any existing, pending or threatened investigation or inquiry by any governmental authority or any remedial obligations under, any laws or regulations pertaining to health or the environment (hereinafter sometimes collectively called "Environmental Laws"), and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the assets and operations of the Corporation and each Subsidiary. To the best knowledge of the Corporation, the assets of the Corporation and the Subsidiaries have never been used in a manner that would be in violation of any of the Environmental Laws. Except as set forth in Schedule 3.30, neither the Corporation nor any Subsidiary has obtained and is not required to obtain, and neither the Corporation nor any Subsidiary has knowledge of any reason Purchaser will be required to obtain, any permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures and equipment owned or leased by the Corporation or any Subsidiary by reason of any Environmental Laws. To the best knowledge of the Corporation and each Subsidiary, none of the assets owned or leased by the Corporation or any Subsidiary are on any federal or state "Superfund" list or subject to any environmentally related liens.

         SECTION 3.31. CERTAIN PAYMENTS. Neither the Corporation nor any Subsidiary nor any director, officer or employee of the Corporation or any Subsidiary has paid or caused to be paid, directly or indirectly, in connection with the business of the Corporation or any Subsidiary: (a) to any government or agency thereof or any agent of any supplier or customer any bribe, kick-back or other similar payment; or (b) any contribution to any political party or candidate (other than from personal funds of directors, officers or employees not reimbursed by their respective employers or as otherwise permitted by applicable law).

         SECTION 3.32. GOVERNMENT INQUIRIES. Since January 1, 1996, there have been no inspection reports, questionnaires, inquiries, demands or requests for information received by the Corporation or any Subsidiary from, or any material statement, report or other document filed by the Corporation or any Subsidiary with, the federal government or any federal administrative agency (including but not limited to, the Commission, Justice Department, Internal Revenue Service, Department of Labor, Occupational Safety and Health Administration, Federal Trade Commission, National Labor Relations Board, and Interstate Commerce Commission), any state securities administrator or any local or state taxing authority, with respect to an alleged violation of, non-compliance with, any law, rule or regulation, including without limitation, under Subpart I of the National Manufacturing Housing Code of the Department of Housing and Urban Development.

         SECTION 3.33. DEALER INCENTIVES. The September Balance Sheet includes all accruals that will be paid as dealer incentives based on projected annualized volumes of such dealer; but no warranty is made regarding the accuracy of any such projected annualized volumes.

         SECTION 3.34. OSHA. Other than as disclosed on Schedule 3.34, no claim has been asserted against the Corporation claiming noncompliance by the Corporation with any prior or current regulations promulgated by the Occupational Safety and Health Administration ("OSHA").

         SECTION 3.35. D&T POOLING LETTER. On the Closing Date, D&T has delivered to Purchaser an opinion letter confirming that as of such date the Corporation is a poolable entity substantially in the form of the pooling letter D&T delivered to Purchaser on the date hereof.

         SECTION 3.36. D&T SEPTEMBER AUDIT DELIVERY. Prior to the Closing Date, D&T has delivered to Purchaser the Corporation's audited consolidated balance sheet and related audited statements of income, retained earnings and cash flows for the twelve-months ended September 30, 1996, including the notes thereto.


                                 ARTICLE III-A

             REPRESENTATIONS AND WARRANTIES OF THE SECURITYHOLDERS

          Each Securityholder, as to itself, represents and warrants that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

         SECTION 3.01-A. OWNERSHIP OF THE STOCK. Such Securityholder owns, beneficially and of record, good and marketable title to the Stock set forth opposite such Securityholders name on Schedule 3.02 attached hereto, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or shareholders' agreements, except as set forth on Schedule 3.01-A. At the Closing, such Securityholder will convey to Purchaser good and marketable title to such Securityholder's Securities, free and clear of any security interests, liens, adverse claims, encumbrances, equities, proxies, options, shareholders' agreements or restrictions, except as set forth on
Schedule 3.01-A.

         SECTION 3.02-A. AUTHORIZATION AND VALIDITY. The execution, delivery and performance by such Securityholder of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by such Securityholder. This Agreement and each other agreement contemplated hereby to which such Securityholder is a party have been duly executed and delivered by the Securityholder and constitute legal, valid and binding obligations of such Securityholder, enforceable against such Securityholder in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

         SECTION 3.03-A. NO VIOLATION. Neither the execution, delivery or performance of this Agreement or the other agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (a) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, any organizational or governance document of such Securityholder or any agreement, indenture or other instrument under which such Securityholder is bound or to which any Securities held by such Securityholder are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon the Securities held by such Securityholder, or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over such Securityholder or the Securities held by such Securityholder.

         SECTION 3.04-A. CONSENTS. Except as set forth in Schedule 3.04-A, no consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of such Securityholder.

         SECTION 3.05-A. TAX RELATED MATTERS. Such Securityholder is not a foreign person, as such term is referred to in Section 1445(b)(2) of the Code. Such Securityholder will not permit the Corporation to elect to have the provisions of Section 341(f)(2) of the Code apply to it.

         SECTION 3.06-A. FINDER'S FEE. Such Securityholder has not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.

         SECTION 3.07-A. STATUS OF SECURITYHOLDER. Such Securityholder is knowledgeable in making investments and is able to bear the economic risk of loss of its investment in Purchaser. Except as provided in Schedule 3.07-A attached hereto, such Securityholder is an "accredited investor", as that term is defined in Rule 501(a) of Regulation D under the Securities Act. Such Securityholder is acting on its own behalf in connection with the investigation and examination of Purchaser and its decision to execute this Agreement and all related documents, instruments and agreements. Such Securityholder is purchasing the AHC Shares for its own account, and not with a view of distribution. Such Securityholder acknowledges that the AHC Shares are unregistered and may not be sold or transferred in the absence of registration under the Securities Act and applicable state securities laws, unless an exemption exists therefor.

         Such Securityholder acknowledges Purchaser has made all documents pertaining to the transactions contemplated herein and in the Exhibits and Schedules attached hereto available to such Securityholder and/or such Securityholder's representative and has allowed such Securityholder and/or its representative an opportunity to ask questions and receive answers thereto and to verify and clarify any information contained in such documents. Such Securityholder has relied upon advice of its representative and/or independent investigation made by such Securityholder and/or such Securityholder's representative, and acknowledges that no representations or agreements other than those set forth in this Agreement and the other agreements included in the Exhibits attached hereto have been made to such Securityholder in respect thereto. For any Securityholder who is not an accredited investor, such Securityholder, by reason of its business or financial experience and/or that of its representative who is unaffiliated with Purchaser and who is not compensated by Purchaser or any affiliate of Purchaser, such Securityholder has the capacity to protect such Securityholder's own interest in connection with the transactions contemplated by this Agreement and the issuance of the consideration to such Securityholder with respect to the transactions contemplated herein. Such Securityholder expressly acknowledges and confirms that such Securityholder has evaluated and understands the risks and terms of investing in the securities of Purchaser to be issued to such Securityholder pursuant to this Agreement, and/or such Securityholder and its representative have, such knowledge and experience in financial and business matters in general and in particular with respect to this type of investment that such Securityholder is, or they are, capable of evaluating the merits and risks of an investment in the AHC Shares to be issued to such Securityholder in connection with the transactions contemplated herein.


                                  ARTICLE IV.

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

         SECTION 4.01. ORGANIZATION AND GOOD STANDING. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of Texas, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

         SECTION 4.02. AUTHORIZATION AND VALIDITY. The execution, delivery and performance by Purchaser of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Purchaser. This Agreement and each other agreement contemplated hereby have been or will be as of the Closing Date duly executed and delivered by Purchaser and constitute or will constitute legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

         SECTION 4.03. NO VIOLATION. Neither the execution, delivery or performance of this Agreement or the other agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (a) conflict with, or result in a violation or breach of the terms, conditions and provisions of, or constitute a default under, the Amended and Restated Articles of Incorporation or Amended and Restated Bylaws of Purchaser or any agreement, indenture or other instrument under which Purchaser is bound or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Purchaser or the properties or assets of Purchaser.

         SECTION 4.04. FINDER'S FEE. Except as set forth in Schedule 4.04, Purchaser has not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.

         SECTION 4.05. AUTHORIZATION FOR AHC SHARES. The authorized and issued capital stock of the Purchaser is set forth on Schedule 4.05. No shares of the stock of Purchaser are held in the treasury of the Purchaser. Except as set forth on Schedule 4.05, there exists no options, warrants, subscriptions or other rights to purchase, or securities convertible into or changeable for, the stock of the Purchaser. Except as set forth on Schedule 4.05, there exists no rights in favor of any third party to require the Purchaser to register securities owned by or to be issued to such third party. No shares of capital stock of the Purchaser have been issued or disposed of in violation of the preemptive rights of any of the Purchaser's shareholders. Purchaser has taken all action necessary to permit it to issue the AHC Shares. The AHC Shares issued pursuant to this Agreement will, when issued, be duly authorized, validly issued, fully paid and nonassessable, free and clear of any liens, claims, charges or security interests (except as created herein or in the Indemnification Escrow Agreement) and no shareholder of Purchaser will have any preemptive right of subscription or purchase in respect thereof.

         SECTION 4.06. SEC REPORTS. Since May 31, 1995, Purchaser has filed all forms, documents and reports with the Securities and Exchange Commission (the "SEC") required to be filed by it pursuant to federal securities laws and the SEC rules and regulations thereunder (the "SEC Reports"), all of which complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended. The SEC Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein to make the statements contained therein not misleading.

         SECTION 4.07. FINANCIAL STATEMENTS. The consolidated balance sheets and the related statements of income, shareholders' equity and cash flow (including the related notes thereto) of Purchaser and its consolidated subsidiaries included in the SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a basis consistent with prior periods (except as otherwise noted therein) and present fairly the consolidated financial position of Purchaser and its consolidated subsidiaries as of their respective dates, and the results of their operations and their cash flow for the periods presented therein.

         SECTION 4.08. STATUS OF PURCHASER. Purchaser is knowledgeable and experienced in making venture capital investments, is able to bear the economic risk of loss of its investment in the Corporation. Purchaser is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D under the Securities Act. Purchaser is acting on its own behalf in connection with the investigation and examination of the Corporation and its decision to execute these documents. Purchaser is purchasing the Securities for its own account, and not with a view of distribution. Purchaser acknowledges that the Securities are unregistered and may not be sold or transferred in the absence of registration under the Securities Act and applicable state securities laws, unless an exemption exists therefor.

         SECTION 4.09. ACCURACY OF INFORMATION FURNISHED. All information furnished to the Corporation or any Securityholder by the Purchaser hereby or in connection with the transactions contemplated hereby, when taken as a whole, do not contain any untrue statement of a material fact or, to the knowledge of the Purchaser, omit any material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.


                                   ARTICLE V.

                THE CORPORATION'S AND SECURITYHOLDERS' COVENANTS

          The Corporation and Securityholders agree that between the date hereof and the Closing:

         SECTION 5.01. CONSUMMATION OF AGREEMENT. The Corporation and Securityholders shall use their reasonable best efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions.

         SECTION 5.02. BUSINESS OPERATIONS. The Corporation and each Subsidiary shall operate its business in the ordinary course and will not introduce any new, material method of management or operation other than as contemplated hereby. The Corporation, the Subsidiaries and the Securityholders shall use their reasonable best efforts to preserve the business of the Corporation and the Subsidiaries intact, to retain the present customers and suppliers so that they will be available to Purchaser after the Closing. Neither the Corporation, the Subsidiaries nor the Securityholders shall take any action that could reasonably be expected to adversely affect the condition (financial or otherwise), operations, assets, liabilities, business or prospects of the Corporation or any Subsidiary without the prior written consent of Purchaser or take or fail to take any action that would cause or permit the representations made in Article III or III-A to be inaccurate on the Closing Date or preclude the Corporation and Securityholders from making such representations and warranties as of the Closing Date.

         The Corporation, each Subsidiary and the Securityholders shall (i) use their best efforts to keep the Purchaser informed on a timely basis of the ongoing operations of the Corporation and its Subsidiaries and (ii) cooperate with the Purchaser in implementing operational and procedural changes in the Corporation and each Subsidiary, to the extent the parties hereto agree, in order to facilitate the transition to the operation of the Corporation and each Subsidiary by the Purchaser upon consummation of the transactions contemplated by this Agreement.

         Except as contemplated herein, without the prior written consent of Purchaser, the Corporation will not, and will cause the Subsidiaries not to:
(a) declare, pay or make any dividends or distributions on its capital stock;
(b) enter into any agreement (oral or written) with its directors, officers or salaried employees; (c) increase the compensation of its directors, officers or employees, except as provided in Schedule 5.02; (d) make capital expenditures (or enter into commitments to make capital expenditures) in excess of $100,000 (either individually or in the aggregate); (e) issue any capital stock or capital stock equivalents (including options and warrants) to purchase its capital stock (except for shares of capital stock of the Corporation upon exercise by Heller Financial Corporation of its warrant or to employees upon exercise of existing options); (f) incur indebtedness or other liabilities other than in the ordinary course of business and consistent with past practice; (g) redeem any of its capital stock; or (h) take any action that could adversely affect the pooling of interests treatment for the transactions contemplated by this Agreement.

         SECTION 5.03. ACCESS. The Corporation shall permit Purchaser and its authorized representatives for any reasonable purpose access to, and make available for inspection at all reasonable times, all of the assets and business of the Corporation and the Subsidiaries, including (after consultation with the Corporation) their employees, customers and suppliers, and permit Purchaser and its authorized representatives to inspect and make copies of all documents, records and information with respect to the affairs of the Corporation and the Subsidiaries as Purchaser and its representatives may request, all for the sole purpose of permitting Purchaser to become familiar with the business and assets and liabilities of the Corporation and the Subsidiaries.

         SECTION 5.04. ENVIRONMENTAL AUDITS. The Corporation shall, and shall cause each Subsidiary to, cooperate with and provide reasonable assistance to Purchaser in obtaining any environmental studies or audits with respect to the property owned and leased by the Corporation and the Subsidiaries as requested by Purchaser.

         SECTION 5.05. MATERIAL CHANGE. The Corporation shall promptly inform Purchaser in writing of any material adverse change in the condition (financial or otherwise), operations, assets, liabilities, business or prospects of the Corporation or any Subsidiary which occurs between the date hereof and the Closing Date. Notwithstanding the disclosure to Purchaser of any such material adverse change, the Corporation and Securityholders shall not be relieved of any liability for, nor shall the providing of such information by the Corporation to Purchaser be deemed a waiver by Purchaser of, the breach of any representation or warranty of the Corporation and Securityholders contained in this Agreement.

         SECTION 5.06. EMPLOYEE MATTERS. The Corporation shall not, and shall not permit any Subsidiary to, without the prior written approval of Purchaser, except as required by law: (a) adopt, amend or terminate any Compensation Plan, Employment Agreement or Employee Policies and Procedures; (b) institute, settle or dismiss any employment litigation; (c) enter into, modify, amend or terminate any agreement with any union, labor organization or collective bargaining unit; or (d) take or fail to take any action with respect to any past or present employee of the Corporation or any Subsidiary that could adversely affect the business of the Corporation or any Subsidiary; provided that the Corporation may, from time to time, settle workers compensation claims that do not exceed $10,000 in settlement amount.

         SECTION 5.07. EMPLOYEE BENEFIT PLANS. The Corporation shall not, and shall not permit any Subsidiary to, without the prior written approval of Purchaser, except as required by law: (a) adopt, amend or terminate any Employee Benefit Plan; (b) take any action that would deplete the assets of any Employee Benefit Plan, other than payment of benefits in the ordinary course to participants and beneficiaries; (c) fail to pay any premium or contribution due or with respect to any Employee Benefit Plan; (d) fail to file any return or report with respect to any Employee

Benefit Plan; or (e) take or fail to take any action that could adversely affect any Employee Benefit Plan.

         SECTION 5.08. CONTRACTS. Except with Purchaser's prior written consent, the Corporation shall not, and shall cause each Subsidiary not to, waive any right or cancel any contract, debt or claim or assume or enter into any contract, lease, license, obligation, indebtedness, commitment, purchase or sale except in the ordinary course of business.

         SECTION 5.09. CAPITAL ASSETS; PAYMENTS OF LIABILITIES. The Corporation shall not, and shall not permit any Subsidiary to, without the prior written approval of Purchaser (a) acquire or dispose of any capital asset having an initial cost of $25,000 or more, or (b) discharge or satisfy any lien or encumbrance or pay or perform any obligation or liability other than (i) liabilities and obligations reflected in the Financial Statements or (ii) current liabilities and obligations incurred in the ordinary course of business since September 30, 1996 and, in either case (i) or (ii) above, only as required by the express terms of the agreement or other instrument pursuant to which the liability or obligation was incurred.

         SECTION 5.10. MORTGAGES, LIENS AND GUARANTIES. The Corporation shall not, and shall not permit any Subsidiary to, without the prior written approval of Purchaser, enter into or assume any mortgage, pledge, conditional sale or other title retention agreement, permit any security interest, lien, encumbrance or claim of any kind to attach to any of its assets, whether now owned or hereafter acquired, or guarantee or otherwise become contingently liable for any obligation of another, except obligations arising by reason of endorsement for collection and other similar transactions in the ordinary course of business, or make any capital contribution or investment in any corporation, business or other person.

         SECTION 5.11. NO NEGOTIATION WITH OTHERS. Neither the Corporation nor any Securityholder shall solicit or participate in negotiations with (and the Corporation and the Securityholders shall use their best efforts to prevent any affiliate, stockholder, director, officer, employee or other representative or agent of the Corporation or any Subsidiary from negotiating with, soliciting or participating in negotiations with) any third party with respect to the sale of the business of the Corporation or any Subsidiary or any transaction inconsistent with those contemplated hereby.

         SECTION 5.12. HSR ACT. The Corporation and Securityholders shall use their reasonable best efforts to file as soon as possible, and to effect early termination of all applicable waiting periods, under the HSR Act, including without limitation complying promptly with all requests thereunder for additional information, unless the parties determine that such a filing is not required under the HSR Act. The Corporation and Securityholders acknowledge that Purchaser will be responsible for paying any filing fee in connection with such filing under the HSR Act.

                                  ARTICLE VI.

                             PURCHASER'S COVENANTS

         Purchaser agrees that between the date hereof and the Closing:

         SECTION 6.01. CONSUMMATION OF AGREEMENT. Purchaser shall use its reasonable best efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions.

         SECTION 6.02. HSR ACT. Purchaser shall use its best efforts to file as soon as possible, and to effect early termination of all applicable waiting periods, under the HSR Act, including without limitation complying promptly with all requests thereunder for additional information, unless the parties determine that such a fling is not required under the HSR Act. Purchaser acknowledges that it will be responsible for paying one filing fee in connection with such filing under the HSR Act.

         SECTION 6.03. DUE DILIGENCE REVIEW. Between the date hereof and the Closing, the Purchaser shall permit the Corporation and its authorized representatives for any reasonable purpose access to, and make available for inspection, at all reasonable times, all of the assets and business of the Purchaser and its subsidiaries, including their employees (after consultation at with the Corporation), customers and suppliers, and permit the Corporation and its authorized representatives to inspect and make copies of all documents, records and information with respect to the affairs of the Purchaser and its subsidiaries as the Corporation and its representatives may reasonably request, all for the sole purpose of permitting the Corporation to become familiar with the business and assets and liabilities of the Purchaser and its subsidiaries; subject to a confidentiality agreement entered into between the Purchaser and the Corporation prior to the date hereof.


                                  ARTICLE VII.

                        PURCHASER'S CONDITIONS PRECEDENT

         Except as may be waived in writing by Purchaser, the obligations of Purchaser hereunder are subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

         SECTION 7.01. PROCEEDINGS. No action, proceeding or order by any court or governmental body or agency shall have been instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

         SECTION 7.02. HSR ACT. All applicable waiting periods under the HSR Act, if any, shall have expired or been terminated.

         SECTION 7.03. APPROVALS. The authorizations, approvals, consents and waivers set forth on Schedule 3.07 shall have been obtained and shall not be terminated, suspended or withdrawn as of the Closing Date.

         SECTION 7.04. ESCROW DELIVERIES. All deliveries required to be made by the Corporation and the Securityholders upon execution of the Escrow Agreement shall have been made.

         SECTION 7.05. ABSENCE OF DEFAULTS. Receipt by the Purchaser of letters from Deutsche Financial Services Corporation ("Deutsche") and Heller Financial, Inc. ("Heller"), respectively, confirming to the best of their knowledge the absence as of the Closing Date of any default, acceleration or foreclosure event or of any act, omission or event that may have occurred which, with the lapse of time or the giving of notice or both, would constitute a default or acceleration or foreclosure event under any loan documents or related ancillary agreements the Corporation or any of its Subsidiaries has with Heller or Deutsche other than (i) default or acceleration or foreclosure events that have been waived, (ii) with respect to default or acceleration or foreclosure events relating to environmental matters, default or acceleration or foreclosure events for which Heller or Deutsche, as applicable, has agreed not to pursue any remedies so long as the Corporation is actively investigating with a view toward remediating, or remediating, such environmental matters, or
(iii) such default or acceleration or foreclosure events relating to financial covenants or financial ratios resulting from the deterioration of the Corporation's business, operated in the ordinary course of business, that did not exist as of the date of this Agreement.

         SECTION 7.06. ENVIRONMENTAL MATTERS. If the Remediation Estimate exceeds $1 million, the agreement by the Corporation and the Securityholders owning at least ninety percent (90%) of the fully-diluted common stock, par value $.001 per share of the Corporation (which consent may be withheld at their discretion) to reduce the Purchase Price by the amount the Remediation Estimate exceeds $1 million (which reduction shall not be made without such agreement).

         SECTION 7.07. CLOSING DELIVERIES. Purchaser shall have received all items, duly executed in form reasonably satisfactory to Purchaser and its counsel, referred to in Section 9.01.


                                 ARTICLE VIII.

          THE CORPORATION'S AND SECURITYHOLDERS' CONDITIONS PRECEDENT

         Except as may be waived in writing by the Corporation and Securityholders, the obligations of the Corporation and Securityholders hereunder are subject to fulfillment at or prior to the Closing Date of each of the following conditions:

         SECTION 8.01. PROCEEDINGS. No action, proceeding or order by any court or governmental body or agency shall have been instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

         SECTION 8.02. HSR ACT. All applicable waiting periods under the HSR Act shall have expired or been terminated.

         SECTION 8.03.  CLOSING DELIVERIES.  The Corporation or
Securityholders, as the case may be, shall have received all items referred to in Section 9.02.

         SECTION 8.04. AHC STOCK. AHC Stock shall continue to be listed and traded on the Nasdaq National Market at all times prior to and through the Closing Date.

         SECTION 8.05. CONSENTS. The Corporation or Securityholders shall have obtained all authorizations, consents, approvals, permits and licenses referenced in Schedule 3.07, unless waived by Purchaser.


                                  ARTICLE IX.

                               CLOSING DELIVERIES

         SECTION 9.01. DELIVERIES OF THE CORPORATION AND SECURITYHOLDERS. At the Closing, the Corporation and Securityholders shall deliver to Purchaser the following, all of which shall be in form and content reasonably satisfactory to Purchaser and its counsel and dated as of the Closing Date unless otherwise specified:

         (a)     the Escrowed Items (as defined in the Escrow Agreement);

         (b) a certificate of the Secretary of the Corporation, dated as of the Closing Date, certifying (i) the incumbency of the directors and officers of the Corporation and as to the signatures of such directors and officers who have executed documents delivered at the Closing on behalf of the Corporation,
(ii) a copy of the resolutions of the Board of Directors of the Corporation authorizing the execution, delivery and performance of this Agreement and all related documents and agreements, as being true and correct copies of the originals thereof subject to no modifications or amendments, (iii) certificates, dated within fifteen days of the Closing Date, establishing that the Corporation and each Subsidiary is in existence, has paid all franchise taxes and otherwise is in good standing to transact business in its state of incorporation issued by the Secretary of State of its state of incorporation, and (iv) certificates, dated within fifteen days of the Closing Date, of the Secretaries of State of the states in which the Corporation or any Subsidiary is qualified to do business, to the effect that the Corporation and each Subsidiary is qualified to do business and is in good standing as a foreign corporation in each of such states;

         (c) all authorizations, consents, approvals, permits and licenses referenced in Schedule 3.07; provided, that the Securityholders will deliver to the Purchaser as soon as practicable following the Closing all consents, approvals, permits and licenses referenced in Schedule 3.07 that were not delivered to the Purchaser at the Closing;

         (d) resignations of the officers and directors of the Corporation as requested by Purchaser; and

         (e) an opinion of Kilpatrick Stockton LLP, counsel to the Corporation and Securityholders, substantially in the form attached as Exhibit F.

         SECTION 9.02. DELIVERIES OF PURCHASER. At the Closing, Purchaser shall deliver the following to the Corporation or the appropriate party, each of which shall be dated as of the Closing Date unless otherwise specified:

         (a) certificates representing the AHC Securities constituting the Purchase Price (deposited into escrow under the Indemnification Escrow Agreement or delivered to the Securityholders, in accordance with Section 2.03);

         (b) a certificate of the President of Purchaser, dated as of the Closing Date, certifying (i) the performance of and compliance by Purchaser with all covenants contained herein in all material respects on and as of the Closing Date and (ii) certifying that all conditions precedent of Purchaser to the Closing have been satisfied;

         (c) a certificate of the Secretary of Purchaser, dated as of the Closing Date, certifying (i) the incumbency of the directors and officers of Purchaser and as to the signatures of such directors and officers who have executed documents delivered at the Closing on behalf of Purchaser, (ii) a copy of the resolutions of the Board of Directors of Purchaser authorizing the execution, delivery and performance of this Agreement and all related documents and agreements, as being true and correct copies of the subject to no modifications or amendments, and (iii) a certificate, dated within fifteen days of the Closing Date, of the Secretary of State of Texas, establishing that Purchaser is in existence, has paid all state taxes and otherwise is in good standing to transact business in such state.

         (d)     the Registration Rights Agreement, duly executed by Purchaser;

         (e) the Indemnification Escrow Agreement duly executed by Purchaser; and

         (f) an opinion of Jackson & Walker, L.L.P., counsel to Purchaser, substantially in the form attached hereto as Exhibit G.

                                   ARTICLE X.

                                    REMEDIES

         SECTION 10.01. INDEMNIFICATION BY SECURITYHOLDERS. Subject to the terms and conditions of this Article, Securityholders agree to indemnify, defend and hold Purchaser and its directors, officers, agents, attorneys and affiliates harmless from and against all losses, claims, causes of action, obligations, demands, assessments, penalties, liabilities, costs, damages, attorneys' fees and expenses (collectively, "Damages"), asserted against or incurred by such indemnitees by reason of or resulting from: (a) a breach of any representation, warranty, agreement or covenant of the Corporation or Securityholders contained herein, in any exhibit, schedule, certificate or financial statement delivered hereunder, or in any agreement executed in connection with the transactions contemplated hereby; (b) any investigation, testing, clean-up or remediation work on, or permits required for, the properties owned or leased by the Corporation or any Subsidiary which is necessary or advisable under or pursuant to Environmental Laws (including without limitation, any investigation, testing or remediation work or permits related to or arising out of the matters set forth in the reports provided or obtained pursuant to Section 2.05; provided, however, that any testing and studies undertaken prior to Closing shall not be indemnifiable under this
Section 10.01, but shall be a Purchase Price reduction as provided in Section 2.05); (c) any liabilities, contingent or otherwise (known or unknown and asserted or unasserted) arising out of transactions effected or events occurring on or prior to the Closing Date, except as set forth in the September Balance Sheet (unless such liability is specifically a subject of indemnification under (d) below) or incurred in the ordinary course of business since September 30, 1996, except as disclosed herein, disclosed in a Schedule to this Agreement, or as specifically permitted under Section 3.12 or Section
5.02 of this Agreement; (d) the matters described on Schedule 2.03(a); and (e) any breach of the representations contained in Section 3.18 of this Agreement after the elimination of any knowledge qualifiers contained therein; provided, however, that (except for a claim made pursuant to Section 10.10) no claim shall be made for indemnification under this Article X until, and such claims may be made only to the extent that, the dollar amount of all such Damages shall exceed in the aggregate $100,000 (the "Basket"). However, the aggregate recovery by Purchaser from all Securityholders for Damages resulting from breaches of this Agreement shall not exceed the securities, cash or other property held pursuant to the Indemnification Escrow Agreement, except in the case of claims finally adjudicated or settled for Damages exceeding, individually or in the aggregate, $2 million that result from fraud, in which event, the parties hereto agree that Purchaser's sole rights with respect thereto shall be (i) rescission of this Agreement (with the Securityholders obligations to reconvey limited to the consideration received under this Agreement or cash equal to the proceeds obtained upon sale or transfer of such consideration (or its fair market value if not transferred in exchange for its fair market value)) or (ii) at the election of Securityholders that at the Closing represented at least ninety percent (90%) of the fully-diluted common stock, par value $.001 per share, of the Corporation, the payment to the Purchaser pro rata by such Securityholders of shares of AHC Stock (valued in accordance with the Indemnification Escrow Agreement) that represent (with the amount of 2.03(b) Securities (as defined in the Indemnification Escrow Agreement) that are available and not the subject of a Claim (as defined therein)) an amount equal to such Damages (or if Securityholders do not have AHC

Stock, an amount of cash equal to such Damages). Further, indemnification for breaches of representations or warranties contained in Article III-A of this Agreement shall additionally be limited to the pro rata portion of the Purchase Price attributable to the Securityholder that breached such representation or warranty. The parties acknowledge that where a representation or warranty is made in this Agreement regarding a fact that is the subject of a more particularized representation or warranty made in this Agreement, the limitations and qualifications of the more particularized representation or warranty are not intended to be, and shall not be, overridden by such more general representation or warranty. If there is a particularized representation or warranty contained in this Agreement that specifically deals with a fact and such representation or warranty has qualifying language, indemnification under clause (c) of Section 10.01 of this Agreement shall only be available after giving effect to such qualifying language.

         SECTION 10.02. INDEMNIFICATION BY PURCHASER. Subject to the terms and conditions of this Article, Purchaser hereby agrees to indemnify, defend and hold Securityholders harmless from and against all Damages asserted against or incurred by Securityholders by reason of or resulting from a breach of any representation, warranty or covenant of Purchaser contained herein or in any exhibit, schedule or certificate delivered hereunder, or in any agreement executed in connection with the transactions contemplated hereby; provided, however, that no claim shall be made for breaches of representations, warranties, covenants or agreements of the Purchaser until, and such claims may be made only to the extent that, the dollar amount of all such Damages shall exceed in the aggregate $100,000. In addition, the aggregate liability of the Purchaser for Damages resulting from breaches of this Agreement shall not exceed 20% of the Purchase Price.

         SECTION 10.03. CONDITIONS OF INDEMNIFICATION. The respective obligations and liabilities of the Corporation and Securityholders and Purchaser (the "indemnifying party") to the other (the "party to be indemnified") under Sections 10.01 and 10.02 with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

         (a) Within 20 days (or such earlier time as might be required to avoid prejudicing the indemnifying party's position) after receipt of notice of commencement of any action evidenced by service of process or other legal pleading, the party to be indemnified shall give the indemnifying party written notice thereof together with a copy of such claim, process or other legal pleading, and the indemnifying party shall have the right to undertake the defense thereof by representatives of its own choosing and at its own expense; provided that the party to be indemnified may participate in the defense with counsel of its own choice, the fees and expenses of which counsel shall be paid by the party to be indemnified unless (i) the indemnifying party has agreed to pay such fees and expenses, (ii) the indemnifying party has failed to assume the defense of such action or (iii) the named parties to any such action (including any impleaded parties) include both the indemnifying party and the party to be indemnified and the party to be indemnified has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party (in which case, if the party to be indemnified informs the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of the party to be indemnified, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the party to be indemnified, which firm shall be designated in writing by the party to be indemnified). Except as set forth in Section 12.06, the failure to promptly deliver a notice of an indemnity claim hereunder shall not relieve the indemnifying party of its obligations to the indemnified party with respect to the such claim except to the extent that the resulting delay is materially prejudicial to the defense of such claim.

         (b) In the event that the indemnifying party, by the 30th day after receipt of notice of any such claim (or, if earlier, by the 10th day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, the party to be indemnified will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party and at the indemnifying party's expense, subject to the right of the indemnifying party to assume the defense of such claims at any time prior to settlement, compromise or final determination thereof.

         (c) Notwithstanding the foregoing, the indemnifying party shall not settle any claim without the consent of the party to be indemnified unless such settlement involves only the payment of money and the claimant provides to the party to be indemnified a release from all liability in respect of such claim. If the settlement of the claim involves more than the payment of money, the indemnifying party shall not settle the claim without the prior consent of the party to be indemnified.

         (d) The party to be indemnified and the indemnifying party will each cooperate with all reasonable requests of the other.

         SECTION 10.04. WAIVER. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement, any exhibit or any document, instrument or certificate contemplated hereby shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party's rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies; provided, that this sentence shall not be deemed to expand the recovery limitations set forth in Section 10.01 or the provisions of
Section 10.05.

         SECTION 10.05. INDEMNIFICATION EXCLUSIVE REMEDY. Indemnification pursuant to and as limited by the provisions of this Article X shall be the exclusive remedy of any party for any misrepresentation or breach of any warranty, representation, covenant or agreement contained herein or any other agreement or closing document executed and delivered pursuant to the provisions hereof, except with respect to claims of fraud as provided in
Section 10.01 above. Notwithstanding anything contained in this Section 10.05, the rights of any party shall not be impaired or otherwise affected in any manner that would limit the pursuit by a party the remedy of specific performance, injunctive relief or other equitable relief as a result of the breach of any covenant or agreement contained herein or any other agreement or closing document executed and delivered pursuant to the provisions hereof, as specifically allowed under Section 10.07.

         SECTION 10.06. COSTS, EXPENSES AND LEGAL FEES. Each party hereto that is shown to have breached this Agreement or any other agreement contemplated hereby agrees to pay the costs and expenses (including reasonable attorneys' fees and expenses) incurred by any other party in successfully (a) enforcing any of the terms of this Agreement against such breaching party or
(b) proving that another party breached any of the terms of this Agreement, subject to the recovery limitations of Section 10.01.

         SECTION 10.07. SPECIFIC PERFORMANCE. Each party hereto acknowledges that a refusal by any other party hereto to consummate the transactions contemplated hereby will cause irreparable harm to the other parties hereto, for which there may be no adequate remedy at law and for which the ascertainment of damages would be difficult. Therefore, each party hereto shall be entitled, in addition to, and without having to prove the inadequacy of, other remedies at law, to specific performance of this Agreement, as well as injunctive relief (without being required to post bond or other security).

         SECTION 10.08. INSURANCE. The amount of any Damages otherwise payable hereunder will be reduced by the amount of any insurance proceeds received as compensation for the damage or loss caused by the act, omission, fact or circumstances giving rise to the Damages. Purchaser agrees to use commercially reasonably efforts to pursue the recovery of such insurance proceeds and to maintain insurance in amounts it determines is commercially reasonable.

         SECTION 10.09. SEPTEMBER INCOME STATEMENT. The parties agree that if the Purchaser determines that an adjustment should have been made to the draft audited consolidated statement of income for the twelve-months ended September 30, 1996 (which has been delivered to Purchaser prior to the date hereof and is attached hereto as Exhibit H), of the Corporation, it shall submit the adjustment to D&T and KPMG as soon as reasonably practicable, but in no event after the Closing Date (other than a claim under Item 9 of the Schedule 10.09). If D&T and KPMG do not agree with each other whether an adjustment should have been made, they will submit the matter to Price Waterhouse, LLP for resolution, whose determination will be binding for the purposes of this paragraph. In the event that a determination is made under this paragraph that an adjustment should have been made, for each dollar that the earnings before interest and taxes ("EBIT") as of such date is determined (after giving effect to an add-back of non-recurring, expenses of $853,511, which relate to the Corporation's terminated initial public offering) to be less than $3.47 million, the Purchaser, for the purposes of Article X, shall be deemed to have suffered (and the parties agree that Purchaser will have suffered) Damages equal to five dollars. Further, the parties agree that if such a determination is made that such an adjustment should have been made, it shall be deemed to be a breach of Section 3.08 and as such Damages shall be satisfiable against the AHC Shares and AHC Options described in Section 2.03(b). The cost of D&T and 50% of the cost of Price Waterhouse, LLP shall be borne by the Securityholders, and the cost of KPMG and 50% of the cost of Price Waterhouse, LLP shall be borne by Purchaser. The parties agree that EBIT is intended to be determined based on a statement of income prepared in accordance with GAAP applied on a consistent basis with prior periods and that for the purpose of determining whether, and to what extent, EBIT for the applicable period is less than $3.47 million, EBIT shall be determined without regard to materiality thresholds. The parties agree that for the purpose of this Section, adjustment evaluation items shall be limited to those described on
Schedule 10.09.

         SECTION 10.10. POOLING LETTER NONDELIVERY. In the event of a breach of the representations made in Section 3.35, the Purchaser, for the purposes of
Article X, shall be deemed to have suffered (and the parties agree that Purchaser will have suffered) Damages equal to 50,000 shares of AHC Stock.


                                  ARTICLE XI.

                                  TERMINATION

         SECTION 11.01. TERMINATION. This Agreement may or shall be terminated:

         (a) At any time prior to the Closing Date by mutual agreement of the Corporation and Purchaser.

         (b) At any time after July 31, 1997 by the Corporation or Purchaser if the Closing has not occurred, unless the reason the Closing has not occurred is to allow time for compliance with the HSR Act; provided that the terminating party or its affiliate is not directly or indirectly the cause of the Closing not having occurred on or prior to such date.

         (c) At any time after 21 days following the date of this Agreement if the documents to be held under the Escrow Agreement (including, without limitation, the outstanding securities of the Corporation with related executed stock powers) have not been delivered to the Escrow Agent (as defined in the Escrow Agreement).

In the event this Agreement is terminated pursuant to subparagraph (b) above, Purchaser, the Corporation and Securityholders shall each be entitled to pursue, exercise and enforce any and all remedies, rights, powers and privileges available at law or in equity as limited hereby. In the event of a termination of this Agreement under the provisions of this Article, a party not then in material breach of this Agreement shall stand fully released and discharged of any and all obligations under this Agreement.

                                  ARTICLE XII.

                                 MISCELLANEOUS

         SECTION 12.01. AMENDMENT. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by Purchaser, the Corporation and Securityholders owning at least ninety percent (90%) of the fully- diluted common stock, par value $.001 per share, of the Corporation.

         SECTION 12.02. ASSIGNMENT. Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto, except by Purchaser to an affiliate of Purchaser.

         SECTION 12.03. PARTIES IN INTEREST; NO THIRD PARTY BENEFICIARIES. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder.

         SECTION 12.04. ENTIRE AGREEMENT. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

         SECTION 12.05. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         SECTION 12.06. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations, warranties and covenants contained herein shall survive the Closing and all statements contained in any certificate, exhibit or other instrument delivered by or on behalf of the Corporation, Securityholders or Purchaser pursuant to this Agreement shall be deemed to have been representations and warranties by the Corporation and Securityholders or Purchaser, as the case may be, and, notwithstanding any provision in this Agreement to the contrary, shall (i) in the case of matters set forth on
Schedule 2.03(a), survive for the period of time set forth on such Schedule, and (ii) in the case of all other matters shall survive the Closing until, and including, December 31, 1997. Notwithstanding the above, if prior to any expiration date the indemnifying party shall have been notified of a claim for indemnity hereunder and such claim shall not have been finally resolved or disposed of at such date, any representation or warranty that is the basis for such claim shall continue to survive as to such claim and shall remain a basis for indemnity, to the extent of such claim only, until such claim is finally resolved or disposed of.

         SECTION 12.07. FEES, EXPENSES AND OTHER PAYMENTS. All Expenses (as defined below) incurred by Purchaser will be borne solely and entirely by Purchaser and all Expenses incurred by the Corporation and the Securityholders will be borne solely and entirely by the Securityholders; it being agreed that at the Closing, unless otherwise agreed to by all the Securityholders, all Expenses of the Corporation shall be paid by the Corporation, but a corresponding reduction will be paid in the number of AHC Securities issued at the Closing (for purposes of which the number of AHC Securities deliverable to the Securityholders will be reduced at a deemed price of $19.20 per share or share equivalent (as the case may be)) unless at Closing the Securityholders tender such amounts in cash. "Expenses" as used in this Agreement will include all out-of-pocket expenses (including, without limitation, $22,500 in discretionary bonuses as described on Schedule 3.10(a), all fees and expenses of counsel, accountants, experts, investment bankers, advisors and consultants to a party and its affiliates, HSR fees and finder's fees) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the solicitation of Securityholders approvals and all other matters related to the consummation of the transactions contemplated by this Agreement (it being agreed and understand that the Corporation shall be liable for all fees and expenses of Williams, EME, Crane Pro Services, a division of Kone Crane International Corporation and Safe State, an agency associated with the Department of Environmental and Industrial Programs of the University of Alabama, subject to the Securityholders ultimately being responsible therefore as provided in the first sentence of this Section (with the exception that the Securityholders shall not be ultimately responsible for the Phase I investigation costs, as described in Section 2.05, and that such costs, shall remain the liability of the Corporation)).

         SECTION 12.08. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF TEXAS.

         SECTION 12.09. CAPTIONS. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

         SECTION 12.10. GENDER AND NUMBER. When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural.

         SECTION 12.11.  CONFIDENTIALITY; PUBLICITY AND DISCLOSURES.

         (a) All copies of any information delivered to Purchaser pursuant to this Agreement shall, upon the written request of the Corporation, be promptly returned to the Corporation in the event this Agreement is terminated, and Purchaser agrees that it will use any information obtained from such review which is confidential only for purposes of making its decision as to whether to consummate the transactions contemplated herein and not for any other purposes. For purposes of this Section 12.11(a), "confidential" information does not include information which: (i) is or becomes generally available to the public other than as a result of disclosure which is in violation of this Section;
(ii) was known by Purchaser on a nonconfidential basis prior to the disclosure thereof; or (iii) is acquired by Purchaser from a third party who has no confidential commitment to the Corporation with respect to the same.

         (b) Each party shall keep this Agreement and its terms confidential, and shall make no press release or public disclosure, either written or oral, regarding the transactions contemplated by this Agreement without the prior knowledge and consent of the other parties hereto; provided that the foregoing shall not prohibit any disclosure (i) by press release, filing or otherwise that is required by law (including, without limitation, federal securities laws), regulation or court or administrative order, (ii) to advisors, financiers or lenders of any party or to any party's directors, officers, employees and representatives involved in the transactions contemplated herein or (iii) by Purchaser in connection with conducting an examination of the operations and assets of the Corporation. In addition, each Securityholder agrees not to purchase or sell any AHC Stock until one business day after a public announcement of the transactions contemplated herein has been made by Purchaser.

         SECTION 12.12. NOTICE. Any notice or demand which is permitted or required hereunder will be deemed to have been received (except as otherwise provided herein) (a) upon receipt when personally delivered, (b) or one day after sent by overnight delivery by a nationally recognized courier or telecopy providing confirmation or receipt of delivery, or (c) three days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested to the addresses listed on Schedule 12.12 attached hereto, or at any other address designated by any party hereto to all other parties hereto in writing.

         SECTION 12.13. FURTHER INSTRUMENTS OF TRANSFER. Following the Closing, at the request of Purchaser, Securityholders shall deliver any further instruments of transfer and take all reasonable action as may be necessary or appropriate to (a) vest in Purchaser good and marketable title to the Securities and (b) carry out more effectively the provisions of this Agreement and to establish and protect the rights created in favor of the parties hereunder or thereunder.

         SECTION 12.14. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         SECTION 12.15. FORM OF INDEMNIFICATION PAYMENT BY PURCHASER. In the event that the Purchaser is required to satisfy an indemnification claim made pursuant to Section 10.02 of this Agreement, the parties agree that such payment will be in the form of shares of AHC Stock (and AHC Options in the event that there is also a pending claim by the Purchaser under the Indemnification Escrow Agreement that would otherwise be satisfied by the cancellation of AHC Options), with each share or underlying share valued at the closing price of AHC Stock as quoted on the Nasdaq National Market on the Closing Date (or if the Closing Date is not a day during which stock is traded on the Nasdaq National Market, on the trading day immediately preceding the Closing Date), with fractional shares paid in cash based on such closing price.

         SECTION 12.16. KNOWLEDGE. Whether an entity has "knowledge" or has acted intentionally shall be determined by reference to the knowledge or conduct of the entity's directors (or in the case of entities without directors, the persons that act in a similar capacity) and (a) in the case of the Purchaser, its executive officers, and (b) in the case of the Corporation, the Securityholders or the Subsidiaries, the following individuals (which individuals are executive officers or key management employees of the Corporation): Don Morring, Mike Terrian, Jerry Cumming, Gerald Bull and Leon Dodd.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.



                                        PURCHASER
                                        ---------

                                        AMERICAN HOMESTAR CORPORATION


                                        By: /s/ LAURENCE A. DAWSON, JR.
                                           ------------------------------------

                                        Its:    PRESIDENT
                                            -----------------------------------



                                        CORPORATION
                                        -----------

                                        BRILLIANT HOLDING CORPORATION


                                        By: /s/ DON MORRING
                                           ------------------------------------

                                        Its:    PRESIDENT
                                            -----------------------------------



                                        Securityholders:
                                        ---------------

                                        See the attached Signature Pages for
                                        each Securityholder

                               SIGNATURE PAGE OF
                                 SECURITYHOLDER
                        TO SECURITIES PURCHASE AGREEMENT



         This Signature Page to that certain Securities Purchase Agreement, dated as provided therein, by and among American Homestar Corporation, a Texas corporation, Brilliant Holding Corporation, a Delaware corporation (the "Company"), and the securityholders of the Company (the "Purchase Agreement"), is hereby executed by the undersigned, as a Securityholder (as defined therein), as of the date of the Purchase Agreement.


                                      In an individual:


                                      /s/ ILLEGIBLE
                                      ----------------------------------------
                                      Printed Name:
                                                    --------------------------



                                      If a legal entity:


                                      /s/ ILLEGIBLE
                                      ----------------------------------------



                                      By:
                                          ------------------------------------
                                      Title:
                                             ---------------------------------

                               INDEX OF SCHEDULES


Schedule 2.02                     Purchase Price

Schedule 2.03(a)                  Indemnification Matters

Schedule 3.01                     Organization and Good Standing; Qualification

Schedule 3.02                     Capitalization

Schedule 3.05                     Subsidiaries

Schedule 3.07                     Consents

Schedule 3.09                     Liabilities and Obligations

Schedule 3.10(a)                  Cash Compensation

Schedule 3.10(b)                  Compensation Plans

Schedule 3.10(c)                  Employment Agreements

Schedule 3.10(d)                  Employee Policies and Procedures

Schedule 3.11(a)                  Employee Benefit Plans

Schedule 3.12                     Absence of Certain Changes

Schedule 3.13(a)                  Real Property

Schedule 3.13(b)                  Personal Property

Schedule 3.13(c)                  Leases

Schedule 3.14                     Commitments

Schedule 3.15                     Insurance

Schedule 3.16                     Proprietary Rights

Schedule 3.17                     Taxes

Schedule 3.18                     Compliance with Laws

Schedule 3.19                     Finder's Fee

Schedule 3.20                     Litigation

Schedule 3.24                     Backlog

Schedule 3.26                     Customers and Suppliers

Schedule 3.27-I                   Product Warranty Work Orders (separate annex)

Schedule 3.27-II                  Warranty Reserve

Schedule 3.27-III                 Claims Regarding "Substantial Class of Homes
                                  Defect"

Schedule 3.28                     Banking Relations

Schedule 3.30                     Environmental Matters

Schedule 3.34                     OSHA

Schedule 3.01-A                   Ownership of the Stock

Schedule 3.04-A                   Consents

Schedule 3.07-A                   Status of Securityholder

Schedule 4.04                     Finder's Fee

Schedule 4.05                     Authorization for AHC Shares

Schedule 5.02                     Permitted Compensation Increases

Schedule 10.09                    September Income Statement

Schedule 12.12                    Addresses

                               INDEX OF EXHIBITS


      Exhibit A          -        Form of Escrow Agreement

      Exhibit B          -        Form of Registration Rights Agreement

      Exhibit C          -        Form of Indemnification Escrow Agreement

      Exhibit D          -        Form of AHC Options

      Exhibit E          -        Form of General Release

      Exhibit F          -        Form of Opinion of Kilpatrick Stockton LLP

      Exhibit G          -        Form of Opinion of Jackson & Walker, L.L.P.